EXHIBIT 10.32
EXECUTION COPY

NOTE PURCHASE AND SECURITY AGREEMENT
by and among
PHOENIX FUNDINGS I,
as the Trust,
SALLIE MAE, INC.,
as Administrator
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Eligible Lender Trustee,
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent and as Securities Intermediary,
UBS REAL ESTATE SECURITIES INC.,
as Note Purchaser,
And
UBS SECURITIES LLC,
as Administrative Agent
February 29, 2008

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EXHIBIT A	FORM OF ADVANCE REQUEST
EXHIBIT B	LIST OF APPROVED GUARANTORS
EXHIBIT C	FORM OF MONTHLY REPORT
EXHIBIT D	FORM OF NOTICE OF RELEASE
EXHIBIT E	FORM OF PRO FORMA REPORT (SECTION 2.16(B)(IV))
EXHIBIT F	FORM OF 2.18(d) CERTIFICATE
EXHIBIT G	FORM OF FUNDING NOTE
EXHIBIT H	PARTIAL RELEASE OF COLLATERAL

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NOTE PURCHASE AND SECURITY AGREEMENT
     THIS NOTE PURCHASE AND SECURITY AGREEMENT (this “Agreement”) is made as of February 29, 2008, among PHOENIX FUNDINGS I, a statutory trust duly organized under the laws of the State of Delaware, as the note issuer hereunder (the “Trust”), SALLIE MAE, INC., a Delaware corporation, as administrator (the “Administrator”), THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as the eligible lender trustee hereunder (the “Eligible Lender Trustee”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as the paying agent hereunder (the “Paying Agent”) and the securities intermediary hereunder (the “Securities Intermediary”), UBS REAL ESTATE SECURITIES INC., as the purchaser of the funding note hereunder (the “Note Purchaser”) and UBS SECURITIES LLC, as the administrative agent for the Note Purchaser (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS
     WHEREAS, the Note Purchaser is engaged in the business of acquiring interests in financial assets from various sellers from time to time or making loans to certain entities or purchasing notes of certain entities for the purpose of financing financial assets of such entities; and
     WHEREAS, the Trust will purchase certain Eligible FFELP Loans in accordance with the Sale Agreement; and
     WHEREAS, the Trust desires to fund such purchases through the issuance and sale of the Note to the Note Purchaser on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01. Certain Defined Terms. Certain capitalized terms used throughout this Agreement are defined above or in this Section.
     As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).
     “Adjusted Cash Income” means, for any period, Adjusted Revenue for such period less Operating Expenses for such period.
     “Adjusted Revenue” means, for any period, (a) the sum, without duplication, of all items which would fairly be presented in the consolidated income statement of SLM Corporation and its consolidated subsidiaries for such period (subject to normal year-end adjustments) prepared in

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accordance with GAAP as (i) “total interest income” and (ii) “total other income”, less (b) the sum of (i) “provisions for losses”, (ii) “gains on student loan securitizations” and (iii) “servicing and securitization revenue”, eliminating (c) “total net impact of SFAS No. 133 derivative accounting”, and including (d) “net interest income on securitized loans, after provisions for losses”, in the case of (c) and (d) above as currently reported in SLM Corporation’s most recent Form 10-Q or Form 10-K, as applicable, under “RESULTS OF OPERATIONS” – “Alternative Performance Measures” or as subsequently identified in writing by SLM Corporation.
     “Administrative Agent” means UBS Securities LLC and its successors and assigns, in its capacity as agent for the Note Purchaser as set forth in Article IX.
     “Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Depositor, the Trust, the Eligible Lender Trustee, the Administrator and the Administrative Agent, as amended and supplemented pursuant to the terms thereof.
     “Administrator Fee” means, for each Settlement Period, a fee payable to the Administrator monthly in arrears equal to $10,000.
     “Administrator” means Sallie Mae, Inc., a Delaware corporation, and its successors and assigns, in its capacity as administrator of the Trust in accordance with the Administration Agreement.
     “Administrator Default” has the meaning assigned to such term in Section 5.01 of the Administration Agreement.
     “Advance” means an advance made by the Note Purchaser pursuant to Article II.
     “Advance Date” means, with respect to any Advance, the date on which such Advance is made, which date shall be a Business Day.
     “Advance Request” means a request by the Administrator on behalf of the Trust for an Advance to be made on a specified Advance Date as contemplated in Section 2.01(b), and including a related Borrowing Base certification, substantially in the form of Exhibit A hereto.
     “Adverse Claim” means a lien, security interest, charge, encumbrance or other right or claim or restriction in favor of any Person (including any UCC financing statement or similar instrument filed against the assets of that Person) other than, with respect to the Pledged Collateral, any lien, security interest, charge, encumbrance or other right or claim or restriction in favor of the Administrative Agent for the benefit of the Secured Creditors.
     “Affiliate” means, when used with respect to a Person, any other Person controlling, controlled by or under common control with such Person. A Person shall be deemed to control another person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.
     “Aggregate Note Balance” means, as of any date of determination, the outstanding principal amount of the Note after giving effect to all distributions of principal and interest made on such date of determination plus any accrued but unpaid interest on the Note.

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     “Agreement” means this Note Purchase and Security Agreement, together with all exhibits and appendices attached hereto as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.
     “Alternate Base Rate” means, as of any date, a fluctuating rate of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greater of (a) the Prime Rate as of such date of determination and (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 0.50% per annum.
     “Anti-Terrorism Laws” has the meaning assigned to such term in Section 5.01(u).
     “Applicable Percentage” means:
     (a) with respect to each Eligible FFELP Loan (other than as described in clause (b) below), (i) on the Closing Date, 95% and (ii) as of any date of determination thereafter, the lesser of (x) 95% and (y) if any, the revised percentage determined by the Valuation Agent pursuant to Section 2.04 hereof; and
     (b) with respect to each Eligible FFELP Loan that is a Defaulted Student Loan and as of any date of determination from time to time, the lesser of (i) the percentage applicable to such Eligible FFELP Loan if it is a Defaulted Student Loan as of such date of determination (which shall be equal to the lesser of the guarantee percentage with respect to such loan as provided in the Higher Education Act and the Applicable Percentage for an otherwise identical loan that is not a Defaulted Student Loan) and (ii) if any, the revised percentage determined by the Valuation Agent pursuant to Section 2.04 hereof.
     “Authorized Officer” means:
     (a) with respect to the Eligible Lender Trustee or the Trust, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Trust pursuant to the Transaction Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Administrative Agent on the Closing Date (as such list may be modified or supplemented by the Eligible Lender Trustee from time to time thereafter and delivered to the Administrative Agent);
     (b) with respect to the Administrator, any officer of the Administrator who is authorized to act for the Administrator in matters relating to itself or to the Trust and to be acted upon by the Administrator pursuant to the Transaction Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Administrative Agent on the Closing Date (as such list may be modified or supplemented by the Administrator from time to time thereafter and delivered to the Administrative Agent);
     (c) with respect to the Depositor, any officer of the Depositor who is authorized to act for the Depositor in matters relating to itself or to be acted upon by the Depositor pursuant to the Transaction Documents and who is identified on the list of Authorized Officers delivered by the Depositor to the Administrative Agent on the Closing Date (as such list may be modified or supplemented by the Depositor from time to time thereafter and delivered to the Administrative Agent);

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     (d) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to itself or to be acted upon by the Servicer pursuant to the Transaction Documents and who is identified on the list of Authorized Officers delivered by the Servicer to the Administrative Agent on the Closing Date (as such list may be modified or supplemented by the Servicer from time to time thereafter and delivered to the Administrative Agent);
     (e) with respect to SLM Corporation, any officer of SLM Corporation who is authorized to act for SLM Corporation in matters relating to itself or to be acted upon by SLM Corporation pursuant to the Transaction Documents and who is identified on the list of Authorized Officers delivered by SLM Corporation to the Administrative Agent on the Closing Date (as such list may be modified or supplemented by SLM Corporation from time to time thereafter and delivered to the Administrative Agent) and
     (f) with respect to the Paying Agent, any officer within its corporate trust office (or any successor group of the Paying Agent), including any managing director, director, vice president, assistant vice president, secretary, assistant secretary, assistant treasurer, associate, vice president or any other officer of the Paying Agent customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Available Funds” means, with respect to a Settlement Date, the sum of the following amounts received into the Collection Account with respect to the related Settlement Period:
     (a) all collections of principal and interest on the Trust Student Loans, including any Guarantee Payments received on the Trust Student Loans but net of (i) any collections in respect of principal on the Trust Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors under the Guarantee Agreements, (ii) amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers (whether or not in the form of a principal reduction of the applicable Trust Student Loan) on the Trust Student Loans for that Settlement Period and (iii) amounts deposited into the Floor Income Rebate Account during the related Settlement Period;
     (b) any Interest Subsidy Payments and Special Allowance Payments with respect to the Trust Student Loans received during that Settlement Period for the Trust Student Loans;
     (c) all Liquidation Proceeds from any Trust Student Loans which became Liquidated Student Loans during that Settlement Period in accordance with the Servicer’s customary servicing procedures and any amounts required by law to be remitted to the borrowers on Liquidated Student Loans, plus all Recoveries on Liquidated Student Loans which were written off in prior Settlement Periods or during that Settlement Period;
     (d) the aggregate amounts received during that Settlement Period for those Trust Student Loans repurchased by the Servicer or the Depositor, as applicable, pursuant to the applicable Purchase Agreement and the Sale Agreement or purchased by the Servicer pursuant to the Servicing Agreement;

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     (e) the aggregate amounts, if any, received by the Trust from the applicable Seller, the Depositor or the Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, on the Trust Student Loans pursuant to the Sale Agreement or Section 3.05 of the Servicing Agreement, respectively;
     (f) amounts received by the Trust pursuant to Sections 3.01 and 3.12 of the Servicing Agreement during that Settlement Period as to yield or principal adjustments other than deposits into the Borrower Benefit Account;
     (g) investment earnings for that Settlement Period earned on investments in the Collection Account, Borrower Benefit Account, Floor Income Rebate Account, Capitalized Interest Account and Reserve Account during such Settlement Period;
     (h) if applicable, amounts transferred from the Capitalized Interest Account in excess of the Capitalized Interest Account Specified Balance, calculated as of the end of the Settlement Period related to that Settlement Date;
     (i) if applicable, amounts transferred from the Reserve Account in excess of the Reserve Account Specified Balance, calculated as of the end of the Settlement Period related to that Settlement Date;
     (j) all other Collections or other amounts deposited into the Collection Account for application pursuant to Section 2.05 on the applicable Settlement Date;
     (k) amounts on deposit in the Floor Income Rebate Account that no longer need to be held in connection with floor income payment obligations;
     (l) amounts transferred into the Collection Account from the Borrower Benefit Account to offset reductions in yield on affected Trust Student Loans during the related Settlement Period;
     (m) all proceeds from any Permitted Release (to the extent such proceeds were not previously used to pre-pay the Aggregate Note Balance pursuant to Section 2.02); and
     (n) funds advanced to the Trust under the Credit Agreement in the discretion of SLM Corporation for the purpose of payments under Section 2.05(b)(viii) and any other amounts specifically designated for payments under Section 2.05(b)(viii) to remedy a Borrowing Base Deficiency pursuant to Section 2.04.
     “Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Trust or any ERISA Affiliate of the Trust is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.
     “Borrower Benefit Account” means the special account created pursuant to Section 2.03 (c).
     “Borrowing Base” means as of any date of determination, the aggregate Collateral Value of all Eligible FFELP Loans owned by the Trust plus amounts in the Collection Account

[SLM UBS Note Purchase Agreement]
representing the collections on, or the purchase price of Eligible FFELP Loans allocable to, the Principal Balance of such Eligible FFELP Loans determined using the most recently available information delivered to the Administrative Agent and the Note Purchaser as of the last day of the Settlement Period immediately preceding such Valuation Date.
     “Borrowing Base Deficiency” means as of any date of determination, that the Borrowing Base is less than the Aggregate Note Balance.
     “Business Day” means a day of the year other than a Saturday or a Sunday on which (a) banks are not authorized or required to close in New York, New York and (b) trust companies are not authorized or required to close in Wilmington, Delaware; provided, however, if the term Business Day is used in connection with the LIBOR Rate, it means any day of the year on which (x) dealings in dollar deposits are carried on in the London interbank market and (y) banks are not authorized or required to close in New York, New York.
     “Capitalized Interest Account” means the special account created pursuant to Section 2.06(a).
     “Capitalized Interest Account Specified Balance” means, as of any date of determination, and giving effect to any acquisition or disposition of Student Loans by the Trust occurring on such date, an amount equal to $12,500,000.
     “Carryover Servicing Fee” has the meaning specified in Attachment A to the Servicing Agreement.
     “Closing Date” means February 29, 2008.
     “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute and the regulations promulgated and rulings issued thereunder.
     “Collateral Value” means, for each Eligible FFELP Loan, such Eligible FFELP Loan’s respective Applicable Percentage multiplied by the Principal Balance of such Eligible FFELP Loan.
     “Collection Account” means the special account created pursuant to Section 2.03, including any subaccounts thereof.
     “Collections” means (a) all amounts received with respect to principal and interest and other proceeds, payments and reimbursements, including Guarantee Payments and Recoveries, with respect to any Trust Student Loan and any other collection of cash with respect to such Trust Student Loan; and (b) all other cash collections and other cash proceeds of the Pledged Collateral.
     “Consolidated Tangible Net Worth” means, as of any date of determination, the consolidated stockholders’ equity of SLM Corporation and its consolidated subsidiaries, less their consolidated Intangible Assets, all determined as of such date.
     “Credit Agreement” means the subordinated revolving credit agreement, dated as of the Closing Date, between SLM Corporation and the Trust to (i) fund the difference, if any, between

[SLM UBS Note Purchase Agreement]
the amount of each related Advance and the fair market value of the Eligible FFELP Loans purchased pursuant to the Sale Agreement on the related date of purchase and (ii) at the option of SLM Corporation, to cure the Borrowing Base Deficiency, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
     “Debt” means, with respect to any Person (a) indebtedness of such Person for borrowed money; (b) obligations of such Person evidenced by bonds, debentures, notes, letters of credit, interest rate and currency swaps or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services; (d) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; (e) obligations secured by an Adverse Claim upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; and (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of other Persons of the kinds referred to in clauses (a) through (e) above.
     “Default Rate” means, with respect to any Advance (or portion thereof) on any date of determination, a rate per annum equal to the Lender Rate that would otherwise be in effect with respect to such Advance as of such date of determination plus 2%.
     “Defaulted Student Loan” means any Student Loan (a) as to which any payment, or portion thereof is more than the number of days past due from the original due date thereof that would permit the Eligible Lender Trustee, or any other Person acting on its behalf, to submit a default claim to the applicable Guarantor under the terms of the Higher Education Act (which number of days, as of the Closing Date, is 270), (b) the Obligor of which is the subject of an Event of Bankruptcy (without giving effect to any applicable cure or 60 day continuance period) or is deceased or disabled or (c) as to which a continuing condition exists that, with notice or the lapse of time or both, would constitute a default, breach, violation or event permitting acceleration under the terms of such Student Loan (other than payment defaults continuing for a period of not more than the number of days past due from the original due date thereof that would permit the submission of a default claim to the applicable Guarantor under the terms of the Higher Education Act).
     “Delaware Trustee” means BNYM (Delaware), a Delaware banking corporation.
     “Delaware Trustee Fees” means the fees, reasonable expenses and charges of the Delaware Trustee, including reasonable legal fees and expenses, as agreed to in writing by the Delaware Trustee and the Administrator.
     “Department of Education” or “Department” means the United States Department of Education, or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.
     “Depositor” means Phoenix Fundings LLC, a Delaware limited liability company, in its capacity as depositor with respect to the Trust.
     “Eligible FFELP Loan” means a Student Loan which meets the following criteria:

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     (a) is a Stafford Loan, an SLS Loan or a PLUS Loan, in each case, originated under the FFELP Program prior to October 1, 2007, and the Obligor thereof is an Eligible Obligor;
     (b) a loan which was acquired by the Depositor from a Seller pursuant to the applicable Purchase Agreement, and acquired by the Trust from the Depositor pursuant to the Sale Agreement, is fully disbursed and is serviced by the Servicer;
     (c) is a U.S. Dollar denominated obligation payable in the United States;
     (d) at least 97% of the principal of and interest on which is guaranteed by the applicable Guarantor and eligible for reinsurance under the Higher Education Act;
     (e) provides that periodic payments must be made in order to fully amortize the amount financed over its term to maturity (exclusive of any deferral or forbearance periods);
     (f) bears interest at a stated rate of not less than the maximum rate permitted under the Higher Education Act for such Student Loan (before giving effect to any borrower benefit programs);
     (g) is eligible for the payment of quarterly Special Allowance Payments at a rate established under the formula set forth in the Higher Education Act for such Student Loan;
     (h) if not yet in repayment status, is eligible for the payment of Interest Subsidy Payments by the Department of Education or, if not so eligible, is a Student Loan for which interest either is billed quarterly to the Obligor or deferred until commencement of the repayment period, in which case such accrued interest is subject to capitalization to the full extent permitted by the applicable Guarantor;
     (i) is not a Defaulted Student Loan at the time the Advance to purchase such Student Loan is made;
     (j) is supported by the following documentation:
     (i) loan application, and any supplement thereto;
     (ii) evidence of Guarantee;
     (iii) any other document and/or record which the Trust or the Servicer or other agent may be required to retain pursuant to the Higher Education Act;
     (iv) if applicable, payment history (or similar documentation) including (i) an indication of the Principal Balance and the date through which interest has been paid, each as of the related date of determination and (ii) an accounting of the allocation of all payments by the Obligor or on Obligor’s behalf to principal and interest on the Student Loan;
     (v) if applicable, documentation which supports periods of current or past deferment or past forbearance;

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     (vi) if applicable, a collection history, if the Student Loan was ever in a delinquent status, including detailed summaries of contacts and including the addresses or telephone numbers used in contacting or attempting to contact Obligor and any endorser and, if required by the Guarantor, copies of all letters and other correspondence relating to due diligence processing;
     (vii) if applicable, evidence of all requests for skip-tracing assistance and current address of Obligor, if located;
     (viii) if applicable, evidence of requests for pre-claims assistance, and evidence that the Obligor’s school(s) have been notified; and
     (ix) if applicable, a record of any event resulting in a change to or confirmation of any data in the Student Loan file;
     (k) was originated and has been serviced in compliance with all requirements of applicable law, including the Higher Education Act and all origination fees authorized to be collected pursuant to Section 438 of the Higher Education Act have been paid to the Secretary;
     (l) is evidenced by an original Student Loan Note and any addendum thereto (whether e-signed or otherwise), or a certified copy thereof if more than one Student Loan is represented by a single Student Loan Note and all Student Loans represented thereby are not being sold, containing terms in accordance with those required by the FFELP Program, the applicable Guarantee Agreements and other applicable requirements and which does not require the Obligor to consent to the transfer, sale or assignment of the rights and duties of the related Seller or the Depositor (or the Interim Eligible Lender Trustee on behalf of the Depositor) or the Trust (or the Eligible Lender Trustee on behalf of the Trust) and does not contain any provision that restricts the ability of the Administrative Agent, on behalf of the Secured Creditors, to exercise its rights under the Transaction Documents;
     (m) immediately prior to the sale thereof to the Depositor, the applicable Seller had; immediately prior to the sale thereof by the Depositor to the Trust, the Depositor had; and immediately following acquisition thereof on the related Advance Date, the Trust has, or will have, good and marketable title to such Student Loan free and clear of any Adverse Claim other than as may be granted in favor of the Administrative Agent, on behalf of the Secured Creditors;
     (n) has not been modified, extended or renegotiated in any way, except (1) as required under the Higher Education Act or other applicable laws, rules and regulations and the applicable Guarantee Agreement, (2) as provided for or permitted under the applicable underwriting guidelines or Servicing Policies or (3) as provided for in the Transaction Documents;
     (o) constitutes a legal, valid and binding obligation to pay on the part of the related Obligor enforceable in accordance with its terms and is not noted on the Servicer’s books and records as being subject to a current bankruptcy proceeding;
     (p) constitutes an instrument, account or a general intangible as defined in the Uniform Commercial Code as in effect in the jurisdiction that governs the perfection of the interests of the Trust therein and the perfection of the Secured Creditor’s interest therein; and

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     (q) the sale or assignment of which to the Trust or the Eligible Lender Trustee on its behalf pursuant to the Sale Agreement, and the granting of a security interest to the Administrative Agent pursuant to this Agreement does not contravene or conflict with any applicable law, rule or regulation, or require the consent or approval of, or notice to, any Person.
     “Eligible Institution” means (a) an institution of higher education, (b) a vocational school or (c) any other institution which, in all of the above cases, has been approved by the Department of Education and the applicable Guarantor.
     “Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:
     (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Student Loan Marketing Association or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Student Loan Marketing Association shall be Eligible Investments only if, at the time of investment, they have a rating from each of the Rating Agencies in the highest investment category granted thereby;
     (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Settlement Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;
     (c) commercial paper having, at the time of the investment, a rating from each of the Rating Agencies then rating that commercial paper in the highest investment category granted thereby;
     (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Administrative Agent, the Administrator or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);
     (e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above; and

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     (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above.
     For purposes of the definition of “Eligible Investments” the phrase “highest investment category” means (i) in the case of Fitch, “AAA” for long-term investments (or the equivalent) and “F-1+” for short-term investments (or the equivalent), (ii) in the case of Moody’s, “Aaa” for long-term investments and “P-1” for short-term investments, and (iii) in the case of S&P, “AAA” for long-term investments and “A-1+” for short-term investments. A proposed investment not rated by Fitch but rated in the highest investment category by Moody’s and S&P shall be considered to be rated by each of the Rating Agencies in the highest investment category granted thereby.
     “Eligible Lender” means any “eligible lender,” as defined in the Higher Education Act, which has received an eligible lender designation from the Department of Education or from a Guarantor with respect to Student Loans.
     “Eligible Lender Trustee” means The Bank of New York Trust Company, N.A., a national banking association, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement and its successor or successors and any other corporation which may at any time be substituted in its place pursuant to this Agreement.
     “Eligible Lender Trustee Fees” means the fees, reasonable expenses and charges of the Eligible Lender Trustee, including reasonable legal fees and expenses, as agreed to in writing by the Eligible Lender Trustee and the Administrator.
     “Eligible Lender Trustee Guarantee Agreement” means any guarantee or agreement issued by any Guarantor to the Eligible Lender Trustee, and any amendment thereto entered into in accordance with the provisions thereof and hereof.
     “Eligible Obligor” means an Obligor who is eligible under the Higher Education Act to be the obligor of a loan for financing a program of education at an Eligible Institution, including an Obligor who is eligible under the Higher Education Act to be an obligor of a loan made pursuant to Section 428A, 428B and 428C of the Higher Education Act.
     “Embargoed Person” has the meaning assigned to such term in Section 6.26.
     “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
     “ERISA Affiliate” means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Trust; (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Trust or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Trust, any corporation described in clause (a) above or any trade or business described in clause (b) above.

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     “Eurodollar Reserve Percentage” means, for any day during any period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to the Note Purchaser, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”). The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
     “Event of Bankruptcy” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, which decree or order remains unstayed and in effect for a period of 30 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
     “Excess Distribution Certificate” has the meaning assigned to such term in the Trust Agreement.
     “Excess Spread” means the annualized percentage, calculated on the last day of each Settlement Period, which is a fraction, the numerator of which is the positive difference, if any, between (x) the Expected Interest Collections for such month with respect to the Eligible FFELP Loans and (y) the sum of (i) all fees payable to the Servicer for such month with respect to the Eligible FFELP Loans, (ii) all other fees payable under this Agreement for such month and (iii) all Yield payable to the Note Purchaser for such month in respect of the Note, and the denominator of which is the weighted average outstanding Principal Balance of all Eligible FFELP Loans held by the Trust during such month.
     “Excluded Taxes” has the meaning assigned to such term in Section 2.18(a).
     “Executive Order” has the meaning assigned to such term in Section 5.01(u).
     “Expected Interest Collections” means, for each Settlement Period, the sum of (i) the amount of interest due or accrued with respect to the Eligible FFELP Loans and payable by the related Obligors thereon during such period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments estimated to have accrued with respect to Eligible FFELP Loans during such period whether or not actually received and (iii) investment earnings on the Trust Accounts for such period.

[SLM UBS Note Purchase Agreement]
     “Fair Market Auction” means a commercially reasonable sale of Trust Student Loans pursuant to an arms-length auction process with respect to which (a) bids have been solicited from two or more potential bidders including at least two bidders that are not Affiliates of SLM Corporation, (b) at least one bid is received from a bidder that is not an Affiliate of SLM Corporation and (c) if an Affiliate of SLM Corporation submits the winning bid, such bid is in an amount reasonably equal to the fair market value of the Trust Student Loans being sold.
     “Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.
     “Federal Reimbursement Contracts” means any agreement between any Guarantor and the Department of Education providing for the payment by the Department of Education of amounts authorized to be paid pursuant to the Higher Education Act, including but not necessarily limited to reimbursement of amounts paid or payable upon defaulted student loans Guaranteed by such Guarantor to holders of qualifying student loans Guaranteed by any Guarantor.
     “Fee Letter” means the agreement, dated January 23, 2008, among the Note Purchaser, the Administrative Agent and SLM Corporation.
     “FFELP Loan” means a PLUS Loan, an SLS Loan or a Stafford Loan.
     “FFELP Program” means the Federal Family Education Loan Program authorized under the Higher Education Act, including Stafford Loans, SLS Loans and PLUS Loans.
     “Financing Costs” means an amount equal to the sum (without duplication) of (i) the accrued Yield applicable to the Note for the preceding Settlement Period and (ii) any past due Yield payable on the Note and increased costs of the Note Purchaser resulting from Yield Protection, if any.
     “Fitch” means Fitch, Inc. (or its successors in interest).
     “Floor Income Rebate Account” means the special account created pursuant to Section 2.03(b).
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

[SLM UBS Note Purchase Agreement]
     “Grant” or “Granted” means to pledge, create and grant a security interest in and with regard to property. A Grant of Trust Student Loans or other assets or of any other agreement includes all rights, powers and options (but none of the obligations) of the granting party thereunder.
     “Guarantee” or “Guaranteed” means, with respect to a FFELP Loan, the insurance or guarantee by the applicable Guarantor, in accordance with the terms and conditions of the Guarantee Agreement, of some or all of the principal of and accrued interest on such FFELP Loan and the coverage of the FFELP Loan by the Federal Reimbursement Contracts providing, among other things, for reimbursement to the Guarantor for losses incurred by it on defaulted FFELP Loans insured or guaranteed by the Guarantor.
     “Guarantee Agreements” means the Federal Reimbursement Contracts, the Eligible Lender Trustee Guarantee Agreements and any other guarantee or agreement issued by a Guarantor to the Eligible Lender Trustee, which pertain to FFELP Loans, providing for the payment by the Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying FFELP Loans guaranteed in accordance with the Higher Education Act by such Guarantor.
     “Guarantee Payment” means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Trust Student Loan.
     “Guarantor” means any entity listed on Exhibit B (as amended or supplemented from time to time) to this Agreement authorized to guarantee Student Loans under the Higher Education Act and with which the Eligible Lender Trustee maintains in effect a Guarantee Agreement.
     “Higher Education Act” means the Higher Education Act of 1965, as amended or supplemented from time to time, and all regulations and guidelines promulgated thereunder.
     “Intangible Assets” means the amount (to the extent reflected in determining such consolidated stockholders’ equity) of all unamortized debt discount and expense, unamortized deferred charges (which for purposes of this definition do not include deferred taxes or premiums paid in connection with the purchase of student loans), goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.
     “Interest Coverage Ratio” means, for any four consecutive fiscal quarter period, the ratio of Adjusted Cash Income for such period to Interest Expense for such period.
     “Interest Expense” means, for any period, the aggregate amount which would fairly be presented in the consolidated income statement of SLM Corporation and its consolidated subsidiaries for such period (subject to normal year-end adjustments) prepared in accordance with GAAP as “total interest expense.”
     “Interest Period” means as to any Advance, the period commencing on the Advance Date for such Advance, and concluding on but excluding the next succeeding Settlement Date, and each period thereafter commencing on a Settlement Date and concluding on but excluding the next succeeding Settlement Date; provided that:

[SLM UBS Note Purchase Agreement]
     (a) if any Interest Period commencing before the Termination Date would otherwise end on a date after the Termination Date, such Interest Period shall be deemed to and shall end on the Termination Date; and
     (b) the duration of each such Interest Period that commences on or after the Termination Date, if any, shall be of such duration as shall be selected by the Administrative Agent.
     “Interest Subsidy Payments” means the interest subsidy payments on certain Student Loans authorized to be made by the Department of Education pursuant to Section 428 of the Higher Education Act or similar payments authorized by federal law or regulations.
     “Interim Eligible Lender Trustee” means The Bank of New York Trust Company, N.A., a national banking association, not in its individual capacity but solely as eligible lender trustee for the Depositor under the Interim Trust Agreement and its successor or successors and any other corporation which may at any time be substituted in its place.
     “Interim Trust Agreement” means the interim trust agreement, dated the date hereof, between the Depositor and the Eligible Lender Trustee, as amended supplemented or modified from time to time.
     “Investment Company Act” means the Investment Company Act of 1940, as amended.
     “Lender Rate” means with respect to any Advance and the Interest Period related thereto, an interest rate per annum equal to the LIBOR Rate applicable to such Interest Period plus the Margin; provided, however, that if the Administrative Agent determines that (x) funding such Advance at a LIBOR Rate would violate any applicable law, rule, regulation or directive, whether or not having the force of law or (y) adequate and reasonable means do not exist for ascertaining the LIBOR Rate, then, in any such case, the Administrative Agent shall suspend the availability of such LIBOR Rate and such Advance shall accrue Yield during such Interest Period at the Alternate Base Rate.
     “LIBOR Base Rate” means, with respect to any Advance, a rate per annum equal to:
     (a) for any Interest Period commencing on a date other than a Settlement Date as contemplated in the definition of Interest Period (i.e. that is a period of less than one month), the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Reuters Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR01) for deposits in United States dollars (for delivery on the first day of such period) with a term equivalent to such period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such period; and
     (b) for any monthly Interest Period commencing on a Settlement Date and concluding on but excluding the next succeeding Settlement Date (as contemplated in the definition of Interest Period), the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Reuters Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR01) for deposits in United States dollars (for delivery on the

[SLM UBS Note Purchase Agreement]
first day of such period) with a term equivalent to such period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such period;
provided, however, that if no rate appears on the Reuters Screen on any date of determination, LIBOR Base Rate shall be determined as follows: the LIBOR Base Rate will be determined at approximately 11:00 a.m., New York City time, on each day on the basis of (i) the arithmetic mean of the rates at which one-month deposits, as applicable, in Dollars are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Administrative Agent and in a principal amount of not less than $75,000,000 that is representative for a single transaction in such market at such time, if at least two such quotations are provided, or (ii) if fewer than two quotations are provided as described in the preceding clause (i), the arithmetic mean of the rates, as requested by the Administrative Agent, quoted by three major banks in New York City, selected by the Administrative Agent, at approximately 11:00 a.m., New York City time, on such day, of one-month deposits in Dollars to leading European banks and in a principal amount of not less than $75,000,000 that is representative for a single transaction in such market at such time.
     “LIBOR Rate” means for any period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR Base Rate 1.00 — Eurodollar Reserve Percentage
     “Liquidated Student Loan” means any defaulted Trust Student Loan liquidated by the Servicer (which shall not include any Trust Student Loan on which Guarantee Payments are received) or which the Servicer has, after using all reasonable efforts to realize upon such Trust Student Loan, determined to charge off in accordance with the applicable Servicing Policies.
     “Liquidation Proceeds” means, with respect to any Liquidated Student Loan which became a Liquidated Student Loan during the current Settlement Period in accordance with the applicable Servicing Policies, the moneys collected in respect of the liquidation thereof from whatever source, other than Recoveries, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Student Loan.
     “Majority Lenders” means Note Purchasers (including assignee Note Purchasers) that hold outstanding Advances representing more than 50% of the aggregate principal balance of Advances outstanding.
     “Margin” has the meaning assigned to such term in the Fee Letter.
     “Material Adverse Effect” means a material adverse effect on:
     (a) with respect to the Trust, the status, existence, perfection, priority or enforceability of the Administrative Agent’s interest in the Pledged Collateral or the ability of the Trust to perform its obligations under this Agreement or any other Transaction Document or

[SLM UBS Note Purchase Agreement]
     (b) with respect to any other Person, the ability of the applicable Person to perform its obligations under this Agreement or any other Transaction Document.
     “Maximum Financing Amount” means $2,000,000,000 as such amount may be adjusted from time to time pursuant to Section 2.02.
     “Monthly Report” means a report, in substantially the form of Exhibit C hereto, prepared by the Administrator and furnished to the Administrative Agent and the Eligible Lender Trustee.
     “Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).
     “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Trust or any ERISA Affiliate on behalf of its employees.
     “Net Adjusted Revenue” means, for any period, Adjusted Revenue for such period less Interest Expense and Operating Expenses for such period.
     “New York UCC” means the Uniform Commercial Code as enacted and in effect in the State of New York from time to time.
     “Note” means any funding note issued by the Trust hereunder to the Note Purchaser.
     “Note Purchaser” means UBS Real Estate Securities Inc., and its successors and assigns (including partial assignees, but subject to Section 10.04), which is the entity which shall purchase the Note and otherwise act through the Administrative Agent.
     “Note Register” has the meaning assigned to such term in Section 3.05(a).
     “Note Registrar” has the meaning assigned to such term in Section 3.05(a).
     “Notice of Release” has the meaning assigned to such term in Section 2.16.
     “Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Trust to the Secured Creditors (or any of them), arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby and shall include, without limitation, all liability for principal of and Financing Costs on the Note, closing fees, unused line fees, audit fees, expense reimbursements, indemnifications, and other amounts due or to become due under the Transaction Documents, including, without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).
     “Obligor” means the borrower or co-borrower or any other Person obligated to make payments with respect to a Student Loan.
     “OFAC” has the meaning assigned to such term in Section 5.01(v).

[SLM UBS Note Purchase Agreement]
     “Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.
     “Operating Expenses” means, for any period, the aggregate amount which would fairly be presented in the consolidated income statement of SLM Corporation and its consolidated subsidiaries for such period (subject to normal year-end adjustments) prepared in accordance with GAAP as “total operating expenses.”
     “Opinion of Counsel” means an opinion in writing of outside legal counsel, who may be counsel or special counsel to the Trust, any Affiliate of the Trust, the Eligible Lender Trustee, the Administrator or the Administrative Agent.
     “Other Applicable Taxes” has the meaning assigned to such term in Section 2.12.
     “Other Taxes” has the meaning assigned to such term in Section 2.18(a).
     “Patriot Act” has the meaning assigned to such term in Section 5.01(u).
     “Paying Agent” means Deutsche Bank Trust Company Americas, N.A. and its successors and assigns.
     “Paying Agent Fees” means the fees, indemnities, reasonable expenses and charges of the Paying Agent, including reasonable legal fees and expenses, as set forth in the fee letter between the Trust and the Paying Agent dated as of the Closing Date.
     “Permitted Release” means a release of Pledged Collateral in connection with (a) a Take Out Securitization; (b) a Whole Loan Sale, (c) a Fair Market Auction or (d) any concurrent prepayment and satisfaction in full of all other Obligations and with respect to which, the Administrative Agent has received written notice at least five Business Days in advance.
     “Permitted Seller Buy-Back” means an arms-length transfer of Pledged Collateral by the Trust to the Depositor and subsequently by the Depositor to SLM Education Credit Finance Corporation so long as the aggregate principal amount of Permitted Seller Buy-Backs does not exceed ten percent of the lesser of (i) the highest Aggregate Note Balance outstanding at any time under this Agreement and (ii) the aggregate original principal amount of all Student Loans sold by a Seller to the Depositor.
     “Permitted SPE Transfer” means an arms-length transfer of all the Pledged Collateral by the Trust to the Depositor and subsequently by the Depositor to another special purpose entity established by SLM Corporation or one of its subsidiaries.
     “Person” means an individual, partnership, corporation (including a statutory trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

[SLM UBS Note Purchase Agreement]
     “Pledged Collateral” has the meaning specified in Section 2.10.
     “PLUS Loan” means a student loan originated under the authority set forth in Section 428A or B (or a predecessor section thereto) of the Higher Education Act and shall include student loans designated as “PLUS Loans” or “Grad PLUS Loans,” as defined under the Higher Education Act.
     “Potential Termination Event” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.
     “Primary Servicing Fee” for any Settlement Date has the meaning specified in Attachment A to the Servicing Agreement, and shall include any such fees from prior Settlement Dates that remain unpaid.
     “Prime Rate” means, for any date of determination, the rate of interest (or if a range is given, the highest rate) published in The Wall Street Journal on such date as constituting the “prime rate” or “base rate” in such publication’s Table of Money Rates on such date or (ii) if The Wall Street Journal is not published on such date, then in The Wall Street Journal most recently published, such rate to change as and when such designated rate changes.
     “Principal Balance” means, with respect to any Student Loan and any specified date, the outstanding principal amount of such Student Loan, plus unpaid interest thereon to be capitalized.
     “Purchase Agreement” means each Purchase Agreement, dated as of the Closing Date, between a Seller, the Interim Eligible Lender Trustee, the Servicer and the Depositor under which the applicable Seller will sell, on a true sale basis, certain Eligible FFELP Loans to the Depositor, together with all purchase agreements, blanket endorsements and bills of sale executed pursuant thereto.
     “Purchase Amount” has the meaning assigned to such term in Section 3.05(a) of the Servicing Agreement.
     “Rating Agencies” means Moody’s, S&P and, if applicable, Fitch.
     “Records” means all documents, books, records, Student Loan Notes and other information (including without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Trust Student Loans or otherwise in respect of the Pledged Collateral.
     “Recoveries” means moneys collected from whatever source with respect to any Liquidated Student Loan which was written off in prior Settlement Periods or during the current Settlement Period, net of the sum of any amounts expended by the Servicer for the account of any Obligor and any amounts required by law to be remitted to any Obligor.
     “Registered Owner” means the Person in whose name a Note is registered in the Note Register.
     “Released Collateral” means any Pledged Collateral released pursuant to Section 2.16.

[SLM UBS Note Purchase Agreement]
     “Reporting Date” means the twentieth (20th) day of each calendar month, beginning April 20, 2008 or, if such day is not a Business Day, the following Business Day.
     “Required Legal Opinion” means an opinion of McKee Nelson LLP with respect to the true sale of Student Loans and non-consolidation issues that describes the facts of the proposed transaction and contains conclusions reasonably determined by the Administrative Agent to be in form and substance similar to the conclusions contained in the legal opinions delivered to and accepted by the Administrative Agent on the Closing Date.
     “Requirement of Law” means, as to any Person, any law, treaty, rule, order or regulation or determination of a regulatory authority or arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Reserve Account” means the special account created pursuant to Section 2.06(b).
     “Reserve Account Specified Balance” means, on each Advance Date and for each Settlement Period, cash or Eligible Investments in an amount equal to one-quarter of one percent (0.25%) of the Student Loan Pool Balance on each Advance Date or as of the last day of that Settlement Period, as applicable.
     “S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (or its successors in interest).
     “Sale Agreement” means the Sale Agreement, dated as of the Closing Date, among the Depositor, the Trust, the Interim Eligible Lender Trustee and the Eligible Lender Trustee, under which the Depositor will transfer certain Eligible FFELP Loans to the Trust, together with all sale agreements, blanket endorsements and bills of sale executed pursuant thereto.
     “Schedule of Trust Student Loans” means a listing of all Trust Student Loans of the Trust delivered to and held by the Administrative Agent (which Schedule of Trust Student Loans may be in the form of microfiche, CD ROM, electronic or magnetic data file or other medium acceptable to the Administrative Agent), as from time to time amended, supplemented, or modified, which Schedule of Trust Student Loans shall be the master list of all Trust Student Loans then comprising a part of the Pledged Collateral pursuant to this Agreement.
     “Secretary” means the United States Secretary of Education or any successor.
     “Secured Creditors” means the Administrative Agent and the Note Purchaser.
     “Securities Account” has the meaning assigned to such term in Section 2.08(g).
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securities Intermediary” means Deutsche Bank Trust Company Americas and its successors or assigns.

[SLM UBS Note Purchase Agreement]
     “Sellers” means initially, Mustang Funding I, LLC and Mustang Funding II, LLC and, with respect to Trust Student Loan substitutions or additions, SLM Education Credit Finance Corporation.
     “Servicer” means Sallie Mae, Inc., a Delaware corporation, and its successors and permitted assigns or any other third party sub-servicer approved by the Administrative Agent in its sole discretion.
     “Servicer Advances” means any Financing Costs advanced by the Servicer pursuant to Section 2.15.
     “Servicer Buy-Out” means the right of the Servicer, as set forth in Section 3.05(h) of the Servicing Agreement, to purchase any Trust Student Loans in an amount not to exceed 2% of the then outstanding Aggregate Note Balance.
     “Servicer Default” means a “Servicer Default” as described in Section 5.01 of the Servicing Agreement.
     “Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, among the Trust, the Servicer, the Eligible Lender Trustee, the Administrator and the Administrative Agent.
     “Servicing Fees” means the Primary Servicing Fee, the Carryover Servicing Fee and any other fees payable by the Trust to the Servicer in respect of servicing Trust Student Loans pursuant to the provisions of the Servicing Agreement.
     “Servicing Policies” means the policies and procedures of the Servicer with respect to the servicing of Trust Student Loans as the same may exist from time to time in accordance with Section 3.14(k) of the Servicing Agreement.
     “Settlement Date” means the 25th day of each calendar month, beginning April 25, 2008 (March 25, 2008 solely for purposes of calculating the initial LIBOR Base Rate and the initial Interest Period), or, if such day is not a Business Day, the following Business Day; provided, that after the occurrence and during the continuation of a Termination Event, the Administrative Agent in its sole discretion may select any Business Day as a Settlement Date.
     “Settlement Period” means initially the period commencing on the Closing Date and ending on March 31, 2008, and thereafter, (a) each monthly period ending on (and inclusive of) the last day of the calendar month and (b) after the occurrence and during the continuation of a Termination Event, such period as determined by the Administrative Agent in its sole discretion (which may be a period as short as one Business Day).
     “SLS Loan” means a student loan originated under the authority set forth in Section 428A (or a predecessor section thereto) of the Higher Education Act and shall include student loans designated as “SLS Loans,” as defined under the Higher Education Act.
     “Solvent” means, at any time with respect to any Person, a condition under which:

[SLM UBS Note Purchase Agreement]
     (a) the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;
     (b) the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent);
     (c) such Person is, and shall continue to be, able to pay all of its liabilities as such liabilities mature; and
     (d) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.
     “Special Allowance Payments” means special allowance payments on Student Loans authorized to be made by the Department of Education pursuant to Section 438 of the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.
     “Stafford Loan” means a loan designated as such that is made under the Robert T. Stafford Student Loan Program in accordance with the Higher Education Act.
     “Stated Termination Date” means February 27, 2009, or if such date is extended pursuant to Section 2.14 hereof, the date to which so extended.
     “Student Loan” means a FFELP Loan.
     “Student Loan Notes” means the promissory note or notes of an Obligor and any amendment thereto evidencing each Obligor’s obligation with regard to a Student Loan or the electronic records evidencing the same.
     “Student Loan Pool Balance” means, as of any date, the aggregate outstanding Principal Balance (as reported by the Administrator on the last Monthly Report delivered to the Administrative Agent) of the Eligible FFELP Loans, calculated as of the end of the previous calendar month.
     “Take Out Securitization” means a sale or transfer of any portion of the Trust Student Loans by the Trust (directly or indirectly) to a trust sponsored by an Affiliate of the Depositor as part of a publicly or privately traded, rated or unrated student loan securitization, pass-through, pay through, secured note or similar transaction.
     “Taxes” means all taxes, levies, imposts, duties, charges, fees, deductions, withholdings or other charges imposed, levied, collected, withheld or assessed by any Governmental Authority.

[SLM UBS Note Purchase Agreement]
     “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
     “Termination Date” means the earliest to occur of (a) the Stated Termination Date, (b) the date of the declaration or automatic occurrence of the Termination Date pursuant to Article VII and (c) any date designated as the date for terminating the entire facility pursuant to Section 2.02.
     “Termination Event” has the meaning assigned to such term in Article VII.
     “Transaction Documents” means, collectively, this Agreement, the Valuation Agent Agreement, the Trust Agreement, the Interim Trust Agreement, the Administration Agreement, the Servicing Agreement, the Fee Letter, the Sale Agreement, the Purchase Agreements and all Guarantee Agreements.
     “Treasury Regulations” means any regulations promulgated by the Internal Revenue Service interpreting the provisions of the Code.
     “Trust” means Phoenix Fundings I, a Delaware statutory trust and its successors and assigns.
     “Trust Account” means any of the Collection Account, Reserve Account, Capitalized Interest Account, Floor Income Rebate Account and Borrower Benefit Account.
     “Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, among the Depositor, the Delaware Trustee and the Eligible Lender Trustee, as amended and supplemented pursuant to the terms thereof.
     “Trust Indemnified Amounts” has the meaning assigned to such term in Section 8.01.
     “Trust Student Loan” means any Student Loan held by the Trust.
     “UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
     “United States” means the United States of America.
     “Valuation Agent” means UBS Securities LLC, or any other entity appointed as Valuation Agent by the Administrative Agent and approved by the Administrator.
     “Valuation Agent Agreement” means the Valuation Agent Agreement, dated as of the Closing Date, among the Trust, the Administrator, the Administrative Agent and the Valuation Agent, as such agreement may be amended or supplemented from time to time pursuant to the terms thereof.
     “Valuation Date” means the tenth day of each calendar month beginning April 10, 2008 or, if such day is not a Business Day, the following Business Day.

[SLM UBS Note Purchase Agreement]
     “Valuation Report” means a report furnished by the Valuation Agent to the Administrator, the Administrative Agent and the Trust pursuant to the Valuation Agent Agreement and Section 2.04, the form of which is attached as Exhibit A to the Valuation Agent Agreement.
     “Whole Loan Sale” means a sale of Trust Student Loans to a third-party purchaser not Affiliated with the Trust or SLM Corporation in exchange for not less than fair market value.
     “Yield” means, with respect to any Interest Period, the sum of the daily interest accrued on the Note on each day during such period equal, for any such day, to the product of (x) the outstanding principal amount of the Note on such day, (y) the applicable Lender Rate and (z) the applicable computation period determined in accordance with Section 2.01(d)(iii) of this Agreement, provided that (1) after the occurrence of a Termination Event, Yield on the Note shall accrue at the Default Rate and (2) after any other monetary Obligation of the Trust arising under this Agreement shall become due and payable, the Trust shall pay (to the extent permitted by law) Yield on such amounts at a rate per annum equal to the Federal Funds Rate most recently determined by the Administrative Agent plus 0.50% per annum.
     “Yield Protection” means amounts payable by the Trust pursuant to Section 2.13.
     Section 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the New York UCC and not specifically defined herein, are used herein as defined in such Article 9. Any reference to an agreement herein shall be deemed to include a reference to such agreement as amended, restated, supplemented or otherwise modified from time to time.
     Section 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
     Section 1.04. Time References. All time references in this Agreement shall refer to the time in New York, New York unless otherwise noted.
ARTICLE II
THE FACILITY
     Section 2.01. Issuance and Purchase of Note; Making of Advances.
     (a) In consideration of the agreements of the Trust and the Note Purchaser hereunder, and subject to the terms and conditions set forth in this Agreement, the Trust agrees to sell, transfer and deliver to the Note Purchaser, and the Note Purchaser agrees to purchase from the Trust the Note, the outstanding amount of which shall not exceed the Maximum Financing Amount. Subject to the satisfaction of the conditions precedent set forth in Section 4.01, the purchase price payable for the Note shall be equal to the aggregate Collateral Value of the Eligible FFELP Loans. The payment of such purchase price shall be made to the account specified by the Administrator on behalf of the Trust to the Administrative Agent.

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     (b) On the terms and conditions hereinafter set forth, the Note Purchaser agrees to make the initial Advance on the Advance Date requested by the Trust in the related initial Advance Request, which date shall occur during the 30 days following the Closing Date, and any subsequent Advances on the related Advance Date specified in the applicable Advance Request during the 30 days following the Closing Date (but not more than three subsequent Advances may be made). No Advances shall be made after such 30-day period. Each Advance Request shall be delivered to the Administrative Agent at least three Business Days prior to the intended Advance Date (provided, that in respect of the initial Advance, such Advance Request may be delivered in such shorter period in advance of such initial Advance Date, as the Administrator and the Administrative Agent may mutually agree). The Note shall be denominated in and be payable in United States dollars. The outstanding principal balance of the Note shall be paid from time to time from Available Funds pursuant to Section 2.05(b) and shall be due and payable on the Termination Date. Yield on the outstanding principal balance of the Note shall be due and payable on each Settlement Date. Any amounts necessary to remedy a Borrowing Base Deficiency shall be paid on the applicable Settlement Date as set forth in Section 2.04. All other Obligations hereunder, if not previously paid pursuant to Section 2.05(b), shall be due and payable on the Termination Date.
     (c) LIBOR Rate or Base Rate Determination.
     (i) The Administrative Agent shall, two Business Days before the first day of each Interest Period during which the Note will continue to bear interest based upon the LIBOR Rate, determine the rate of interest for the upcoming Interest Period, as contemplated in the definition of LIBOR Base Rate. The Administrative Agent shall thereupon promptly notify the Trust of the LIBOR Base Rate it so determines, which will then constitute the LIBOR Rate applicable to the Note for the upcoming monthly Interest Period.
     (ii) The Administrative Agent shall promptly send notice to the Trust and the Administrator if the Yield for an Interest Period will be calculated based on the Alternate Base Rate instead of the LIBOR Rate, together with an explanation as to such determination.
     (d) Yield.
     (i) Payment. The Trust hereby promises to pay Yield on the unpaid principal amount of each Note on each Settlement Date for the period commencing on the date of each Advance until the date the Aggregate Note Balance is paid in full.
     (ii) Maximum Yield. No provision of this Agreement or the Note shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law.
     (iii) Computation of Yield. All Yield hereunder shall be computed on the basis of a year of 360 days, except that Yield computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of

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days elapsed (including the first day but excluding the last day). The applicable Yield shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error
     Section 2.02. Termination of Facility or Reduction of the Aggregate Note Balance. The Trust, acting through the Administrator, may, upon at least three Business Days’ prior written notice to the Administrative Agent, (a) prepay the Aggregate Note Balance in its entirety or (b) repay in part the Aggregate Note Balance, in either case, by making a payment equal to the amount of such repayment to such account as the Administrative Agent may specify. Each partial repayment shall be in minimum increments of $10,000,000 or any higher multiple of $1,000,000. Any repayment shall include the payment of all accrued and outstanding Yield on such outstanding principal amount being repaid through the date of repayment, and in the case of a repayment in full, all other accrued and outstanding Obligations of the Trust through the date of repayment. No partial prepayment under this Section 2.02 may be made during the 30-day period following the Closing Date. It is understood that principal repayments made on a Settlement Date pursuant to Section 2.05 do not constitute repayments or prepayments subject to the restrictions of this Section 2.02.
     Section 2.03. The Accounts.
     (a) Collection Account. On or prior to the date hereof, the Trust shall establish and maintain, or cause to be established and maintained, the Collection Account. The Collection Account shall be maintained as a segregated non-interest bearing account at the Paying Agent, and shall be under the sole dominion and control of the Paying Agent, on behalf of the Secured Creditors. The Collection Account shall be in the name of the Administrative Agent, on behalf of the Secured Creditors and the Trust. Neither the Trust nor the Administrator shall have any withdrawal rights from the Collection Account. Any Collections received by the Trust, the Administrator, the Eligible Lender Trustee, the Sellers, the Servicer or any agent thereof, as the case may be, are to be transmitted to the Collection Account within two Business Days after receipt of good funds, i.e., the depositing of such funds into the applicable account the crediting of which cannot be revoked.
     The Trust shall direct the Eligible Lender Trustee, the Servicer, the Sellers or any agent thereof, in writing, to transmit any Collections it receives with respect to the Trust Student Loans directly to the Paying Agent for deposit to the Collection Account within two Business Days of receipt of good funds, i.e., the depositing of such funds into the applicable account the crediting of which cannot be revoked. Funds on deposit in the Collection Account may be invested from time to time in Eligible Investments at the direction of the Administrator in accordance with Section 2.08. Upon the payment in full of all Obligations hereunder and the termination of this Agreement, the Administrative Agent agrees to send notice to the Servicer that this Agreement has terminated and that Collections no longer are to be forwarded to the Collection Account pursuant to this Agreement. All investment earnings on the funds on deposit in the Collection Account during any Settlement Period shall be applied as Available Funds for the applicable Settlement Period in accordance with Section 2.05(b). The Paying Agent shall apply funds on deposit in the Collection Account as described in Section 2.05. Each of the Trust and the Administrator agree, by executing this Agreement, to hold any Collections received in trust for the Paying Agent and to comply with the remittance procedures set forth in this Section 2.03.

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Any funds remaining in the Collection Account after the payment in full of all Obligations under the Transaction Documents shall be paid to the holder of the Excess Distribution Certificate.
     (b) Floor Income Rebate Account. On or prior to the date hereof, the Trust shall establish and maintain, or cause to be established and maintained, the Floor Income Rebate Account. The Floor Income Rebate Account shall be maintained as a segregated non-interest bearing account at the Paying Agent and shall be under the sole dominion and control of the Paying Agent, on behalf of the Secured Creditors. The Floor Income Rebate Account shall be in the name of the Administrative Agent, on behalf of the Secured Creditors and the Trust. Neither the Trust nor the Administrator shall have any withdrawal rights from the Floor Income Rebate Account. On or before each Settlement Date, the Administrator will instruct the Paying Agent to transfer from the Collection Account to the Floor Income Rebate Account the estimated monthly accrual for the related Settlement Period of interest paid by Obligors on Trust Student Loans originated on or after April 1, 2006 that exceeds the Interest Subsidy Payments or Special Allowance Payments applicable to such Trust Student Loans for such month. These deposited amounts will be used to offset the amount of floor income, if any, that is expected to be netted by the Department against the Interest Subsidy Payments and/or Special Allowance Payments otherwise due to the Trust. On each Settlement Date, the Paying Agent shall transfer from the Floor Income Rebate Account to the Collection Account all amounts on deposit in the Floor Income Rebate Account which relate to obligations owed to the Department during the related Settlement Period or payments received from the Department during the related Settlement Period, and apply such funds in accordance with Section 2.05(b). Funds on deposit in the Floor Income Rebate Account may be invested from time to time in Eligible Investments at the direction of the Administrator in accordance with Section 2.08. All investment earnings on the funds on deposit in the Floor Income Rebate Account during any Settlement Period shall be deposited into the Collection Account by the Paying Agent on or before the second Business Day after the end of that Settlement Period and applied as Available Funds on the Settlement Date for the related Settlement Period. Any funds remaining in the Floor Income Rebate Account after the payment in full of all Obligations under the Transaction Documents shall be paid to the holder of the Excess Distribution Certificate.
     (c) Borrower Benefit Account. On or prior to the date hereof, the Trust shall establish and maintain, or cause to be established and maintained, the Borrower Benefit Account. The Borrower Benefit Account shall be maintained as a segregated non-interest bearing account at the Paying Agent and shall be under the sole dominion and control of the Paying Agent, on behalf of the Secured Creditors. The Borrower Benefit Account shall be in the name of the Administrative Agent, on behalf of the Secured Creditors and the Trust. Neither the Trust nor the Administrator shall have any withdrawal rights from the Borrower Benefit Account. The Borrower Benefit Account will be funded in the event certain borrower benefits that are not required under the Higher Education Act are offered to Obligors and the result of such borrower benefits is to reduce the yield on the related Eligible FFELP Loans, as contemplated in and consistent with the requirements of Section 3.12 of the Servicing Agreement and Section 6.24 hereof. On or before each Settlement Date, the Administrator will instruct the Paying Agent to transfer from the Borrower Benefit Account to the Collection Account all amounts on deposit in the Borrower Benefit Account which relate to the related Settlement Period and apply such funds in accordance with Section 2.05(b). Funds on deposit in the Borrower Benefit Account may be invested from time to time in Eligible Investments at the direction of the Administrator in accordance with Section 2.08. All investment earnings on the funds on deposit in the Borrower

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Benefit Account during any Settlement Period shall be deposited into the Collection Account by the Paying Agent on or before the second Business Day after the end of that Settlement Period and applied as Available Funds on the Settlement Date for the related Settlement Period. Any funds remaining in the Borrower Benefit Account after the payment in full of all Obligations under the Transaction Documents shall be paid to the holder of the Excess Distribution Certificate. Furthermore, upon the occurrence of the Termination Date, all amounts on deposit in the Borrower Benefit Account shall immediately be transferred to the Collection Account and shall be part of Available Funds on the next Settlement Date.
     Section 2.04. Mark to Market Valuation. Pursuant to the Valuation Agent Agreement, on each Valuation Date, the Valuation Agent shall deliver to the Administrative Agent, the Trust and the Administrator a Valuation Report setting forth the Applicable Percentages to be applied in ascertaining Collateral Value. The Administrator’s calculations for the Monthly Report delivered on the Reporting Date following receipt of a Valuation Report shall reflect the Valuation Report’s Applicable Percentages in the calculation of Collateral Value, Borrowing Base and Borrowing Base Deficiency, if any. On the next Settlement Date after the Reporting Date and its receipt of notice of any Borrowing Base Deficiency, the Trust shall either pay down the Aggregate Note Balance or transfer or substitute additional Eligible FFELP Loans as Pledged Collateral in an amount necessary to fully remedy such Borrowing Base Deficiency (and any such transfer or substitution shall be effected pursuant to an existing Purchase Agreement and the Sale Agreement, or pursuant to such other documentation as the Administrative Agent shall approve).
     Section 2.05. Transfers from Collection Account.
     (a) On or prior to each Reporting Date, the Trust shall cause the Administrator to prepare the Monthly Report and shall provide or cause to be provided to the Administrator all information necessary or appropriate to accurately prepare such Monthly Report, all calculations, unless otherwise specified, to be made as of the end of the current Settlement Period, and cause the Administrator to forward such Monthly Report to the Paying Agent and the Administrative Agent on or prior to the applicable Reporting Date.
     (b) The Paying Agent, on each Settlement Date, shall make the following deposits and distributions from Available Funds in the Collection Account in the amount and in the order of priority as set forth below (except for any amounts drawn on the Credit Agreement or otherwise which are specifically designated for payments under clause (viii) to remedy a Borrowing Base Deficiency) as directed by the Administrator on behalf of the Trust (or if the Administrator fails to provide such direction, as provided by the Administrative Agent) pursuant to the Monthly Report, on which the Paying Agent may conclusively rely:
     (i) pay to the Servicer an amount equal to its unreimbursed Servicer Advances due and owing;
     (ii) pay to the Eligible Lender Trustee, the Delaware Trustee, the Administrator and the Paying Agent, as appropriate and on a pro rata basis, an amount equal to the Eligible Lender Trustee Fees, the Delaware Trustee Fees, the Administrator Fees and the Paying Agent Fees, which are due and owing as of the close of business on the last day of the immediately preceding calendar month;

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     (iii) pay to the Servicer an amount equal to the Primary Servicing Fees which are due and owing as of the close of business on the last day of the immediately preceding Settlement Period;
     (iv) on a pari passu basis, (a) pay to the Administrative Agent for the benefit of the Note Purchaser, an amount equal to the amount of Yield due on the Advances and (b) pay to the Administrative Agent and Note Purchaser, as appropriate, an amount equal to all other Financing Costs (other than amounts owed with respect to Yield Protection);
     (v) following the replacement of the Servicer, pay to the replacement Servicer the reasonable expenses and charges resulting from the transition in servicing, to the extent such costs have not been paid by the predecessor Servicer;
     (vi) until the occurrence of a Termination Event, deposit into the Capitalized Interest Account any amount necessary to cause the amount on deposit in the Capitalized Interest Account to equal the Capitalized Interest Account Specified Balance;
     (vii) until the occurrence of a Termination Event, deposit into the Reserve Account the amount necessary to cause the amount in the Reserve Account to equal the Reserve Account Specified Balance;
     (viii) pay to the Administrative Agent, for the benefit of the Note Purchaser, payments to remedy the Borrowing Base Deficiency, if any, existing on such Settlement Date;
     (ix) pay to the Administrative Agent for the benefit of the Note Purchaser payments to be applied to any Yield Protection and other Obligations (other than the amounts payable pursuant to the clause (x)) due and owing to the Note Purchaser pursuant to this Agreement;
     (x) pay to the Administrative Agent for the benefit of the Note Purchaser payments to be applied to the repayment of the outstanding principal amount of the Note, until paid in full;
     (xi) pay to the Eligible Lender Trustee, the Administrative Agent for the benefit of the Note Purchaser, the Valuation Agent and the Paying Agent, on a pro rata basis if necessary, any Trust Indemnified Amounts due and owing pursuant to this Agreement or any other Transaction Document as of such Settlement Date and not previously paid;
     (xii) pay to SLM Corporation any indemnified amounts paid by it with respect to the Trust pursuant to the commitment letter, dated January 23, 2008 with the Administrative Agent;
     (xiii) pay to the Servicer an amount equal to any other obligations of the Trust due and payable to the Servicer including Carryover Servicing Fees, if any,

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which are accrued and unpaid as of the close of business on the last day of the immediately preceding Settlement Period;
     (xiv) to SLM Corporation in repayment of accrued interest on and the unpaid principal balance borrowed under the Credit Agreement; and
     (xv) to the holder of the Excess Distribution Certificate, any Available Funds remaining after the payment in full of each of the foregoing items.
Notwithstanding anything else in this Agreement, the failure to make a payment (other than pursuant to Section 2.05(b)(i), (ii), (iii), (iv) or (viii)) due to insufficiency of Available Funds shall not constitute a failure to make a payment, transfer or deposit on the due date thereof pursuant to Section 7.01(a) or (b).
     Section 2.06. Capitalized Interest Account and Reserve Account.
     (a) On or prior to the date hereof, the Trust shall establish and maintain, or cause to be established and maintained, the Capitalized Interest Account. The Capitalized Interest Account shall be maintained in a segregated non-interest bearing account at the Paying Agent and shall be under the sole dominion and control of the Paying Agent on behalf of the Secured Creditors. The Capitalized Interest Account shall be in the name of the Administrative Agent, on behalf of the Secured Creditors and the Trust. Neither the Trust nor the Administrator shall have any withdrawal rights from the Capitalized Interest Account. On each Advance Date (after giving effect to any Trust Student Loans being purchased by the Trust on such date), the Trust shall deposit into the Capitalized Interest Account from proceeds of each Advance the amount, if any, necessary to bring the balance in such account up to the Capitalized Interest Account Specified Balance. Thereafter, until the occurrence of a Termination Event, on each Settlement Date, the Administrator shall cause to be deposited into the Capitalized Interest Account from Available Funds pursuant to Section 2.05(b)(vi) such additional amounts as are necessary to cause the amount on deposit in the Capitalized Interest Account to be equal to the Capitalized Interest Account Specified Balance calculated as of the last day of the related Settlement Period. Funds on deposit in the Capitalized Interest Account may be invested from time to time in Eligible Investments in accordance with Section 2.08. The Paying Agent shall apply funds on deposit in the Capitalized Interest Account as described in Section 2.07(a).
     (b) On or prior to the date hereof, the Administrator shall establish and maintain, or cause to be established and maintained, the Reserve Account by depositing into the Reserve Account cash or Eligible Investments equal to the Reserve Account Specified Balance as of the Closing Date. The Reserve Account shall be maintained in a segregated non-interest bearing account at the Paying Agent, and shall be under the sole dominion and control of the Paying Agent on behalf of the Secured Creditors. The Reserve Account shall be in the name of the Administrative Agent, on behalf of the Secured Creditors and the Trust. Neither the Trust nor the Administrator shall have any withdrawal rights from the Reserve Account. On each Advance Date (after giving effect to any Trust Student Loans being purchased by the Trust on such date), the Trust shall deposit into the Reserve Account from proceeds of each Advance the amount, if any, necessary to bring the balance in such account up to the Reserve Account Specified Balance. Thereafter, until the occurrence of a Termination Event, on each Settlement Date, the Administrator shall cause to be deposited into the Reserve Account from Available Funds

[SLM UBS Note Purchase Agreement]
pursuant to Section 2.05(b)(vii) such additional amounts as are necessary to cause the amount on deposit in the Reserve Account to be equal to the Reserve Account Specified Balance calculated as of the last day of the related Settlement Period. Funds on deposit in the Reserve Account may be invested from time to time in Eligible Investments in accordance with Section 2.08. The Paying Agent shall apply funds on deposit in the Reserve Account as described in Section 2.07(b).
     Section 2.07. Transfers from the Capitalized Interest Account and Reserve Account.
     (a) To the extent there are insufficient Available Funds in the Collection Account to pay the amounts set forth in clauses (b)(ii) through (iv) of Section 2.05 in accordance with the provisions of Section 2.05 on any Settlement Date (after taking into account any Servicer Advances), the Paying Agent shall transfer to the Collection Account moneys held by the Paying Agent in the Capitalized Interest Account, to the extent available for distribution on the specified day, to pay the amounts set forth in clauses (b)(ii) through (iv) of Section 2.05. On each Settlement Date, after making any transfers pursuant to the preceding sentence, the Paying Agent shall transfer to the Collection Account any funds in the Capitalized Interest Account in excess of the Capitalized Interest Account Specified Balance. Furthermore, upon the occurrence of the Termination Date, all amounts on deposit in the Capitalized Interest Account shall immediately be transferred to the Collection Account and shall be part of Available Funds on the next Settlement Date.
     (b) To the extent there are insufficient Available Funds in the Collection Account to pay the amounts set forth in clauses (b)(ii) through (iv) of Section 2.05 in accordance with the provisions of Section 2.05 on any Settlement Date prior to the Termination Date (after taking into account any amounts transferred to the Collection Account pursuant to Section 2.07(a)), the Paying Agent shall transfer to the Collection Account moneys held by the Paying Agent in the Reserve Account, to the extent available for distribution on the specified day, to pay the amounts set forth in clauses (b)(ii) through (iv) of Section 2.05 in the priority set forth in Section 2.05. On each Settlement Date, after making any transfers pursuant to the preceding sentence, the Paying Agent shall transfer to the Collection Account any funds in the Reserve Account in excess of the Reserve Account Specified Balance. Furthermore, upon the occurrence of a Termination Date, all amounts on deposit in the Reserve Account shall immediately be transferred to the Collection Account and shall be part of Available Funds on the next Settlement Date.
     Section 2.08. Management of Trust Accounts by Paying Agent.
     (a) All funds held in the Collection Account, the Capitalized Interest Account, the Reserve Account, the Floor Income Rebate Account and the Borrower Benefit Account, including investment earnings thereon, shall be invested at the direction of the Administrator in Eligible Investments having a maturity date not later than the day prior to the next date on which any distributions are to be made from funds on deposit in such accounts; provided, however, that from and after the Termination Date, the Paying Agent at the direction of the Administrative Agent shall have the sole right to restrict the maturities of any investments held in any Trust Account, and to direct the withdrawal of any such investments for the purposes of paying the amounts described in Section 2.05(b), including any unpaid principal and Financing Costs on the

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Note. All investment earnings (net of losses) on such Eligible Investments shall be credited to the applicable Trust Accounts. In the event that the Administrator or the Administrative Agent, as the case may be, shall have failed to give investment directions to the Paying Agent by 11:00 a.m. on any Business Day on which there may be uninvested cash deposited in any Trust Account, the Paying Agent shall have no obligation to invest such funds and shall not be liable for any lost potential investment earnings.
     (b) Deutsche Bank Trust Company Americas (“Deutsche Bank”), in its capacity as Securities Intermediary or depositary bank with respect to each Trust Account, hereby agrees with the Trust and the Administrative Agent that (i) each of the Trust Accounts, shall be either securities accounts or deposit accounts maintained at the Paying Agent, (ii) each item of property (whether investment property, financial asset, security, cash or instrument) credited to any Trust Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC to the extent any such Trust Account is a securities account, (iii) Deutsche Bank shall treat the Administrative Agent as entitled to exercise the rights that comprise each financial asset credited to the Trust Accounts, (iv) Deutsche Bank shall comply with entitlement orders originated by the Administrative Agent with respect to any of the foregoing accounts that is a securities account and shall comply with instructions directing the disposition of funds originated by the Administrative Agent with respect to any of the foregoing accounts that is a deposit account, in each case without the further consent of any other person or entity, (v) except as otherwise provided in subsection (a) of this Section, Deutsche Bank shall not agree to comply with entitlement orders or instructions directing the disposition of funds originated by any person or entity other than the Administrative Agent, (vi) the Trust Accounts, and all property credited to such accounts shall not be subject to any lien, security interest, right of set-off or encumbrance in favor of Deutsche Bank in its capacity as Securities Intermediary or depositary bank or anyone claiming through Deutsche Bank as Securities Intermediary or depositary bank (other than the Administrative Agent), and (vii) the agreement herein between Deutsche Bank and the Administrative Agent shall be governed by the laws of the State of New York. Each term used in this Section 2.08(b) and in Section 2.08(c) and defined in the New York UCC shall have the meaning set forth in the New York UCC.
     (c) No Eligible Investment held in the Trust Accounts, in the form of an instrument or certificated security as defined in the New York UCC in the possession of the Securities Intermediary (i) shall be subject to any other security interest or (ii) shall constitute proceeds of any property subject to such third party’s security interest.
     (d) The Trust agrees to report as its income for financial reporting and tax purposes (to the extent reportable) all investment earnings on amounts in the Trust Accounts.
     (e) Any investment of any funds in the Trust Accounts shall be made under the following terms and conditions:
     (i) any such investment of funds shall be made in Eligible Investments which Eligible Investment will mature no later than the next Settlement Date (or such shorter periods as the Administrative Agent may direct); and
     (ii) with respect to investments credited to the Trust Accounts, the Administrative Agent for the benefit of the Secured Creditors shall have a first

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priority perfected security interest in such investment, perfected by control to the extent permitted under Article 9 of the UCC.
     (f) The Paying Agent shall not in any way be held liable by reason of any insufficiency in the Trust Accounts resulting from losses on investments made in accordance with the provisions of this Agreement.
     (g) With respect to each of the Trust Accounts that is a “securities account” (each, a “Securities Account”), the Securities Intermediary hereby confirms and agrees that:
     (i) all securities, financial assets or other property credited to the Securities Accounts shall be registered in the name or nominee of the Securities Intermediary by a clearing corporation or other securities intermediary and as to which the Securities Intermediary is entitled to exercise the rights that comprise any financial assets credited to such Securities Account, indorsed to the Securities Intermediary in blank or credited to another Securities Account maintained in the name of the Securities Intermediary, and in no case shall any financial asset credited to any Securities Account be registered in the name of the Trust, payable to the order of the Trust or specially indorsed to the Trust;
     (ii) all securities and other property delivered to the Securities Intermediary pursuant to this Agreement shall be promptly credited to the appropriate Securities Account;
     (iii) each Securities Account is an account to which financial assets are or may be credited;
     (iv) except for the claims and interest of the Administrative Agent and of the Trust in the Securities Accounts and without independent investigation of any kind, the Securities Intermediary does not know of any claim to, or interest in, any Securities Account or in any “financial asset” (as defined in Section 8 102(a)(9) of the UCC) credited thereto; if any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Administrative Agent and the Trust thereof upon receiving notice or other actual knowledge thereof.
     (h) Each party hereto acknowledges that the Securities Intermediary constitutes a “securities intermediary” within the meaning of Section 8-102(a)(14) of the UCC with respect to each Securities Account and constitutes a “bank” within the meaning of Section 9-102(a)(8) of the New York UCC with respect to each Trust Account that is a “deposit account.”
     Section 2.09. Pledged Collateral, Assignment of the Transaction Documents. To secure the prompt and complete payment when due of the Obligations and the performance by the Trust of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, the Trust (and the Eligible Lender Trustee, in its capacity as titleholder to the Trust Student Loans) hereby assigns to the Administrative Agent on behalf

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of the Secured Creditors (and their respective successors and assigns), and Grants to the Administrative Agent on behalf of the Secured Creditors (and their respective successors and assigns) a security interest, in each case, for the benefit of the Secured Creditors in accordance with their interests, in all of the Trust’s (and the Eligible Lender Trustee’s, in its capacity as titleholder to the Trust Student Loans) right and title to and interest in (but not the obligations of) the Transaction Documents. The Trust confirms and agrees that the Administrative Agent shall have, following the occurrence or declaration of a Termination Date the sole right to enforce the Trust’s rights and remedies under the Transaction Documents for the benefit of the Secured Creditors, but without any obligation on the part of the Administrative Agent or any other Secured Creditor or any of their respective Affiliates, to perform any of the obligations of the Trust under the Transaction Documents.
     Section 2.10. Grant of a Security Interest. To secure the prompt and complete payment when due of the Obligations and the performance by the Trust of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, the Trust (and the Eligible Lender Trustee, in its capacity as titleholder to the Trust Student Loans) hereby Grants to the Administrative Agent on behalf of the Secured Creditors (and their respective successors and assigns), a security interest in all of the Trust’s and the Eligible Lender Trustee’s, on behalf of the Trust, right, title and interest in:
     (a) all Trust Student Loans;
     (b) all Collections from Trust Student Loans, including all Interest Subsidy Payments, Special Allowance Payments, borrower payments and reimbursements of principal and accrued interest on default claims received and to be received from any Guarantor;
     (c) any other Collections, Eligible Investments, funds and accrued earnings thereon held in the various funds and accounts created under this Agreement, including the Trust Accounts;
     (d) all rights and remedies (but none of the obligations) under each of the Transaction Documents;
     (e) all Records relating to such Trust Student Loans and the foregoing items;
     (f) all accounts, general intangibles, payment intangibles, instruments, investment property, documents, chattel paper, goods, moneys, letters of credit, letter of credit rights, certificates of deposit, deposit accounts and all other property and interests in property of the Trust or the Eligible Lender Trustee, on behalf of the Trust, whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wheresoever located; and
     (g) all proceeds of any of the foregoing (collectively, along with the right and title to and interest of the Trust (and the Eligible Lender Trustee, in its capacity as titleholder to the Trust Student Loans) in the Transaction Documents pursuant to Section 2.09 and all proceeds thereof, the “Pledged Collateral”).
The Trust and the Eligible Lender Trustee agree that this Section is intended to grant in favor of the Administrative Agent, on behalf of the Secured Creditors, a continuing lien and security interest in all of the Trust’s (and the Eligible Lender Trustee’s in its capacity as titleholder to the

[SLM UBS Note Purchase Agreement]
Trust Student Loans) personal property. Each of the Trust and the Eligible Lender Trustee authorizes the Administrative Agent and its counsel to file Uniform Commercial Code financing statements, in form and substance satisfactory to the Eligible Lender Trustee, describing the collateral as all personal property of the Trust. In addition, at the request of the Administrative Agent, the Trust shall file or cause to be filed, and authorizes the Administrative Agent to file, UCC financing statement assignments assigning to the Administrative Agent any financing statement showing the Trust as secured party with respect to any personal property constituting, in the hands of the Trust or Eligible Lender Trustee, as applicable, Pledged Collateral.
     Section 2.11. Payments by the Trust. All payments to be made by the Trust shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by, or on behalf of, the Trust for the account of the Note Purchaser, shall be made to the Administrative Agent, for further credit to an account designated by the Note Purchaser in United States dollars. Such payments (other than amounts already on deposit in the Collection Account) shall be made in immediately available funds to the Paying Agent no later than 12:00 p.m. on the date specified herein and the Paying Agent shall forward such amounts to the Note Purchaser no later than 1:00 p.m. on the date specified herein. Payments shall be applied in the order of priority specified in Section 2.05(b). Any payment which is received later than 1:00 p.m. (other than payments from amounts already on deposit in the Collection Account) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.
     Section 2.12. Payment of Stamp Taxes, Etc. Subject to any limitations set forth in Section 2.18, the Trust agrees to pay any present or future stamp, mortgage, value-added, court or documentary taxes or any other excise or property taxes, charges or similar levies imposed by any federal, state or local governmental body, agency or instrumentality (hereinafter referred to as “Other Applicable Taxes”) relating to this Agreement, any of the other Transaction Documents or any recordings or filings made pursuant hereto and thereto.
     Section 2.13. Yield Protection.
     (a) Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for the Note Purchaser (including any assignee becoming an additional Note Purchaser) to make or maintain Advances as contemplated by this Agreement based upon the LIBOR Rate (“Eurodollar Rate Advances”), such Note Purchaser shall give notice thereof to the Administrative Agent and the Trust describing the relevant provisions of such Requirement of Law, following which (a) the agreement of any Note Purchaser to continue Eurodollar Rate Advances as such shall forthwith be cancelled and (b) such Note Purchaser’s Advances then outstanding as Eurodollar Rate Advances, if any, shall accrue Yield at the Alternate Base Rate (i) from the next succeeding Settlement Date or (ii) on any earlier date as required by law. If any such conversion of any Eurodollar Rate Advance occurs on a day that is not a Settlement Date, the Trust shall pay to such Note Purchaser such amounts, if any, as may be required pursuant to Section 2.13(d) below.
     (b) Increased Costs.

[SLM UBS Note Purchase Agreement]
     (i) If (A) there shall be any increase in the cost to any Note Purchaser (including any assignee becoming an additional Note Purchaser) or any of its Affiliates, assignees or participants (and any further assignees or participants thereof) or any Person providing such Note Purchaser with a liquidity or credit enhancement arrangement (each of the foregoing an “Affected Party”) of agreeing to make or making, funding or maintaining any Advance hereunder or (B) any reduction in any amount receivable in respect thereof or otherwise under this Agreement, and such increased cost or reduced amount receivable is due to either:
     (x) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law, regulation or accounting principle after the Closing Date (other than in respect of Taxes and other amounts addressed by Section 2.18); or
     (y) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), then the Trust shall from time to time, on the first Settlement Date occurring at least five (5) Business Days after the Trust’s receipt of written demand by such Affected Party, pay such Affected Party additional amounts sufficient to compensate such Affected Party for such increased cost or reduced amount receivable.
     (ii) If any Affected Party shall have reasonably determined that (A) the applicability of any law, rule, regulation or guideline adopted after the Closing Date, or the initial implementation after the Closing Date of any such law, rule, regulation or guideline adopted but not initially implemented prior to the Closing Date, pursuant to or arising out of (1) the July 1988 paper of the Basel Committee on Banking Regulations and Supervisory Practices entitled “International Convergence of Capital Measurement and Capital Standards,” or (2) the proposal for New Basel Capital Accord issued by the Basel Committee on Banking Supervision (as revised from time to time, the “New Accord”), or (B) the adoption of any other law, rule, regulation or guideline after the Closing Date regarding capital adequacy, or the initial implementation after the Closing Date of any such law, rule, regulation or guideline adopted but not initially implemented prior to the Closing Date, and in either case affecting such Affected Party (including, but not limited to, any rule to be so adopted or so implemented with respect to recourse, residuals, liquidity commitments or direct credit substitutes, referred to hereinafter as the “New Rules”), or (C) any change arising in the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (D) compliance by such Affected Party (or any lending office of such Affected Party), or any holding company for such Affected Party which is subject to any of the capital requirements described above, with any request or directive of general application issued regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Affected Party’s capital or on the capital of any such holding company as a direct consequence of such Affected Party’s obligations or

[SLM UBS Note Purchase Agreement]
holding or maintaining Advances hereunder or arising in connection herewith to a level below that which such Affected Party or any such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Affected Party’s policies and the policies of such holding company with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time such Affected Party may request the Trust to pay to such Affected Party such additional amounts as will compensate such Affected Party or any such holding company for any such reduction suffered.
     (iii) If as a result of any event or circumstance similar to those described in Section 2.13(b)(i) or Section 2.13(b)(ii), any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party (whether directly or through a participation) with respect to amounts similar to those described in Section 2.13(b)(i) or Section 2.13(b)(ii) in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten days after demand by such Affected Party, the Trust shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it. The Trust acknowledges to the Note Purchaser that such Note Purchaser is providing no assurance that the committed liquidity support provided with respect to this Agreement will be assigned a zero percent credit-conversion factor under risk-based capital guidelines adopted by applicable bank regulatory authorities in response to the framework therefor announced in July, 1988 by the Basel Committee on Banking Regulations and Supervisory Practices or in response to the New Accord or under the New Rules. Notwithstanding the foregoing, no amount shall be payable under this subsection (iii) except to the extent the affected bank or other financial institution providing the aforementioned support is a party to this Agreement as a Note Purchaser and is accordingly subject to the same provisions and restrictions applicable herein to a Note Purchaser party hereto (including without limitation, the provisions of Sections 2.13(b) and 2.13(e) with respect to any claims made under this subsection (iii).
     (iv) Any failure or delay on the part of any Affected Party to demand compensation pursuant to clause (i), (ii) or (iii) of this Section 2.13(b) shall not constitute a waiver of such Affected Party’s right to demand such compensation; provided, that the Trust shall not be required to compensate an Affected Party pursuant to such clauses of this Section 2.13(b) for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Affected Party notifies the Trust of the event or events giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor (except that, if such event or events have a retroactive effect, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof); provided further, that, in no event shall the Trust be required to compensate an Affected Party pursuant to such clauses of this Section 2.13(b) for any increased costs incurred or reductions suffered prior to the Closing Date.
     (c) Indemnity Regarding Breakage Costs. The Trust hereby agrees to indemnify the Note Purchaser (including each assignee Note Purchaser, if any) and to hold the Note Purchaser harmless from any loss (other than loss of Yield margin) or reasonable expense which the Note Purchaser may sustain or incur as a consequence of (i) default or rescission, as applicable, by the

[SLM UBS Note Purchase Agreement]
Trust in making a borrowing of, conversion into or continuation of any Advance hereunder on the date requested after the Trust has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by the Trust in making any prepayment on the date requested after the Trust has given a notice thereof in accordance with the provisions of this Agreement or (iii) the making of a prepayment of Advances on a day which is not a Settlement Date. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow to the next Settlement Date (or, in the case of a failure to borrow, such period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Advances provided for herein (minus the applicable margin) over (ii) the amount of interest (as determined by the Note Purchaser) that would have accrued to such Note Purchaser on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.
     (d) Notice of Amounts Payable. In the event that the Note Purchaser becomes aware that any amounts are or will be owed to it pursuant to Section 2.13, then it shall promptly notify the Trust thereof; provided that any failure to provide such notice shall not affect the Trust’s obligations hereunder or under the other Transaction Documents or result in any liability of or on the part of such Note Purchaser. The amounts set forth in such notice shall be conclusive and binding for all purposes absent manifest error.
     (e) Mitigation of Obligations. If the Note Purchaser or any of its Affiliates requests compensation under Section 2.13(b), or requires the Trust to pay any additional amount to such Note Purchaser, any of its Affiliates or any Governmental Authority for the account of such Note Purchaser or any of its Affiliates pursuant to Section 2.18, then such Note Purchaser (an “Affected Lender”) shall use commercially reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Affected Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13(b) or 2.18, as the case may be, in the future and (ii) would not subject such Affected Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Affected Lender (other than in a de minimus manner). The Trust hereby agrees to pay all reasonable costs and expenses incurred by any Affected Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Affected Lender to the Trust shall be conclusive absent manifest error.
     (f) Any assignee or participant of the Note Purchaser (or other person claiming entitlement through such assignee or participant) shall not be entitled to compensation or payment of additional amounts pursuant to Section 2.13(b) or 2.18 in an amount greater than the amount to which UBS Real Estate Securities Inc., the assignor or participant grantor would have been entitled to receive had such assignment or participation not occurred.
     Section 2.14. Extension. The Trust, acting through the Administrator, may at any time request that the maturity of the Note and the Stated Termination Date be extended for an additional period of time as specified in such request. Any such request shall be in writing and delivered to the Administrative Agent. The Note Purchaser shall not have any obligation to

[SLM UBS Note Purchase Agreement]
agree to such extension at any time. Any such extension shall be effective only upon the written agreement of the Trust and the Note Purchaser. The Administrative Agent shall not be entitled to collect the Aggregate Note Balance (except from Available Funds as set forth in Section 2.05(b)) or sell all or any portion of the Pledged Collateral until after the occurrence of the Termination Date.
     Section 2.15. Servicer Advances. In the event that, on the Settlement Date relating to any Settlement Period, the amount on deposit in the Collection Account which is allocable to the payment of amounts due under Section 2.05(b)(ii), (iii) and (iv) on such Settlement Date is not sufficient to pay such amounts, the Servicer may, to the extent permitted under the Servicing Agreement, make an advance in an amount equal to such insufficiency, provided that the Servicer in good faith believes that such Servicer Advance will be recoverable on a future Settlement Date.
     Section 2.16. Release of Pledged Collateral.
     (a) The Administrative Agent hereby agrees to release its lien on Pledged Collateral transferred from the Trust to the Depositor or the Servicer as a result of a Permitted Seller Buy-Back, Permitted SPE Transfer, Servicer Buy-Out, substitutions, purchases or repurchases of Trust Student Loans pursuant to the Sale Agreement, a Purchase Agreement or the Servicing Agreement; provided, however, that with respect to any such repurchase of a Student Loan, the Paying Agent has received cash into the Collection Account in an amount equal to the applicable Purchase Amount; and provided further that with respect to substitutions of Student Loans by the Servicer required or expressly permitted as a result of the applicable Purchase Agreement and Sale Agreement or the Servicing Agreement, the Trust has received a conveyance of substitute Eligible FFELP Loans in compliance with Section 5(b) of the Purchase Agreement or 3.05(d) of the Servicing Agreement, as applicable, together with any supplemental amount concurrently required to be deposited into the Collection Account pursuant to Section 5(b) of the Purchase Agreement or 3.05(d) of the Servicing Agreement, as applicable.
     (b) In addition, the Administrative Agent hereby further agrees to release its lien on the Pledged Collateral transferred from the Trust to the Depositor or an Affiliate as a result of a Permitted Release. The release of the Administrative Agent’s security interest in any Released Collateral pursuant to this Section 2.16(b) shall be subject to the following conditions precedent (and by transferring the Pledged Collateral in connection with such Permitted Release the Trust shall be deemed to have certified that all such conditions precedent are satisfied):
     (i) such release shall be a Permitted Release;
     (ii) before and after giving effect to such release, there shall not exist any Termination Event or, to the best of the Trust’s or the Administrator’s knowledge, a Potential Termination Event;
     (iii) before and after giving effect to any such release, there shall not exist any Borrowing Base Deficiency and the outstanding Principal Balance of Eligible FFELP Loans which bear interest at a rate determined by reference to United States Treasury bills shall not exceed 5% of the outstanding Principal Balance of all remaining Eligible FFELP Loans;

[SLM UBS Note Purchase Agreement]
     (iv) at least five Business Days prior to any such Permitted Release, the Trust, acting through the Administrator, shall have delivered a notice in the form and substance of Exhibit D attached hereto (a “Notice of Release”) to the Administrative Agent, certifying that the foregoing conditions described in this Section 2.16(b) shall have been satisfied in connection therewith, together with a pro forma report in the form attached as Exhibit E demonstrating compliance with the condition described in clause (iii) above;
     (v) on or prior to such Permitted Release, the Trust shall have deposited into the Collection Account cash in an amount equal to the greater of the Purchase Amount or the net proceeds received with respect to such Trust Student Loans (or in the case of Take Out Securitizations the Purchase Amount); and
     (vi) such release of Trust Student Loans is effected as part of a transaction involving a random selection by Sallie Mae, Inc. from across its aggregate pool of serviced loans, using loan selection criteria customarily used by Sallie Mae, Inc. in the selection of loans from its serviced pool for securitizations, whole-loan sales or fair market auctions, as applicable.
     Section 2.17. Effect of Release. Upon the satisfaction of the conditions in Section 2.16, all right, title and interest of the Administrative Agent in, to and under the related Released Collateral shall terminate and revert to the Trust, its successors and assigns, and the right, title and interest of the Administrative Agent in such Released Collateral shall thereupon cease, terminate and become void; and, upon the written request of the Trust, acting through its Administrator, its successors or assigns, and at the cost and expense of the Trust, the Administrative Agent, acting through the Administrator, shall deliver and, if necessary, execute such UCC-3 financing statements and releases prepared by and submitted to the Administrative Agent for authorization, as are necessary or reasonably requested in writing by the Trust, acting through the Administrator, to terminate and remove of record any documents constituting public notice of the security interest in such Released Collateral granted hereunder being released to the Trust or its designee.
     Section 2.18. Taxes.
     (a) All payments made by the Trust under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes now or hereafter imposed (including by reason of change in law, interpretation or administrative practice), excluding net income taxes and franchise taxes or branch profit taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or the Note Purchaser as a result of a present or former connection between the Administrative Agent or the Note Purchaser and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or the Note Purchaser having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Transaction Document) (collectively, “Excluded Taxes”). If any Taxes other than Excluded Taxes (“Other Taxes”) are required to be withheld from any amounts payable to the Administrative Agent or the Note Purchaser hereunder, the amounts so payable to the Administrative Agent or the Note

[SLM UBS Note Purchase Agreement]
Purchaser shall be increased to the extent necessary to yield to the Administrative Agent or the Note Purchaser (after payment of all Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Trust shall not be required to increase any such amounts payable to the Note Purchaser with respect to any Other Taxes that are United States withholding taxes imposed on amounts payable to the Note Purchaser at the time the Note Purchaser becomes a party to this Agreement, except to the extent that the Note Purchaser’s assignor (if any) was entitled, at the time of the assignment, to receive additional amounts from the Trust with respect to such Other Taxes pursuant to this paragraph.
     (b) In addition, the Trust shall pay to the relevant Governmental Authority in accordance with applicable law all Other Taxes imposed upon the Administrative Agent or the Note Purchaser that arise from any payment made hereunder or from the execution, delivery, or registration of or otherwise similarly with respect to, this Agreement.
     (c) Whenever any Other Taxes are payable hereunder by the Trust, the Administrative Agent shall promptly after becoming aware that such Other Taxes are payable, notify the Trust in writing and within 30 days thereafter the Trust shall send to the Administrative Agent for its own account or for the account of the Administrative Agent, or the Note Purchaser, as the case may be, a certified copy of an original official receipt received by the Trust showing payment thereof. The Trust further agrees to indemnify the Administrative Agent and the Note Purchaser from and against the full amount of the Other Taxes arising out of this Agreement (whether directly or indirectly) imposed upon or paid by the Administrative Agent or the Note Purchaser and all liabilities (including without limitation penalties, interest, and additions to tax) with respect thereto, regardless of whether the Other Taxes were correctly or legally asserted by the relevant Governmental Authority; provided that the Administrative Agent or the Note Purchaser, as the case may be, shall have provided the Trust with evidence, reasonably satisfactory to the Trust, of payment of such Other Taxes.
     (d) If the Note Purchaser (or transferee) is not a “U.S. Person” as defined in section 7701(a)(30) of the Code (a “Non-U.S. Lender”) such Non-U.S. Lender shall deliver to the Trust and the Administrative Agent two copies of either U.S. Internal Revenue Service form W-8BEN or form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from the withholding of U.S. federal income tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” both a form W-8BEN and a certificate substantially in the form of Exhibit F (a “2.18(d) Certificate”) or any subsequent versions thereof or successors thereto, in all cases properly completed and duly executed by such Non-U.S. Lender, claiming complete exemption from withholding of U.S. federal income tax on all payments of interest by the Trust under this Agreement. Such forms shall be delivered by each Non-U.S. Lender at least (5) five Business Days before the date of the initial payment to be made pursuant to this Agreement by the Trust to the Non-U.S. Lender. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Trust at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Trust (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision in this paragraph, a Non-U.S. Lender shall not be required to deliver any subsequent form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

[SLM UBS Note Purchase Agreement]
     (e) For any period with respect to which a Non-U.S. Lender has failed to provide the Trust or the Administrative Agent with the appropriate form, certificate or other document described in Section 2.18(d) (unless such failure is due to a change in treaty, law or regulation, or any interpretation or administration thereof by any Governmental Authority, occurring after the date on which a form, certificate or other document originally was required to be provided), the Non-U.S. Lender shall not be entitled to indemnification of additional amounts under Section 2.18 with respect to Other Taxes by reason of such failure; provided, however, that should the Non-U.S. Lender, if otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Other Taxes because of its failure to deliver a form required hereunder, the Trust shall take such steps as the Non-U.S. Lender shall reasonably request to recover such Other Taxes.
     (f) The Note Purchaser (if entitled to an exemption from or reduction of non-U.S. Other Taxes with respect to payments under this Agreement) shall deliver to the Trust (with a copy to the Administrative Agent), at the time or times prescribed by the applicable law or reasonably requested by the Trust, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that the Note Purchaser is legally entitled to complete, execute and deliver such documentation and in the Note Purchaser’s judgment such completion, execution or submission would not materially prejudice the legal position of the Note Purchaser.
     (g) In cases in which the Trust makes a payment under this Agreement to a U.S. Person with knowledge that such U.S. Person is acting as an agent for a foreign person, the Trust will not treat such payment as being made to a U.S. Person for purposes of Treas. Reg. § 1.1441-1(b)(2)(ii) (or a successor provision) without the express written consent of such U.S. Person.
     (h) The Note Purchaser hereby agrees that, upon the occurrence of any circumstances entitling the Note Purchaser to indemnification or additional amounts pursuant to this Section 2.18, the Note Purchaser shall use commercially reasonable efforts to designate a different lending office if the making of such a change would avoid the need for, or materially reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Note Purchaser, be materially disadvantageous to the Note Purchaser.
     (i) If the Note Purchaser receives a refund in respect of any Other Taxes as to which the Note Purchaser has been indemnified by the Trust, or with respect to which the Trust has paid an additional amount hereunder, the Note Purchaser shall within 30 days after the date of such receipt pay over the amount of such refund (to the extent so attributable) to the Trust, net of all reasonable out-of-pocket expenses of the Note Purchaser related to claiming such refund; provided, however, that (i) the Note Purchaser, acting in good faith, will be the sole judge of the amount of any such refund and of the date on which such refund is received, (ii) the Note Purchaser, acting in good faith, shall have absolute discretion as to the order and manner in which it employs or claims tax refunds available to it and (iii) the Trust agrees to repay the Note Purchaser, upon written request, the amount of such refund received by the Trust, in the event and to the extent, the Note Purchaser is required to repay such refund to any relevant Governmental Authority. This subsection shall not be construed to require the Note Purchaser to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Trust or any other Person.

[SLM UBS Note Purchase Agreement]
     (j) Notwithstanding any other provision of this Agreement, in the event that the Note Purchaser is party to a merger or consolidation pursuant to which the Note Purchaser no longer exists or is not the surviving entity (but excluding any change in the ownership of the Note Purchaser), any Taxes payable under applicable law as a result of such change shall be considered Excluded Taxes to the extent such Taxes are in excess of the Taxes that would have been payable had such change not occurred.
     (k) Within 30 days of the written request of the Trust therefor, the Note Purchaser shall execute and deliver to the Trust such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Trust in applying for refunds of Other Taxes remitted hereunder.
     (l) The Trust and the Note Purchaser will treat the Note as debt for U.S. federal income tax purposes.
     (m) The agreements in this Section shall survive the termination of this Agreement and the payment of all amounts payable hereunder.
ARTICLE III
THE NOTE
     Section 3.01. Form of Note Generally.
     (a) Each Note shall be in substantially the form set forth in Exhibit G with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Note, as evidenced by their execution of such Note. Only one Note will be issued on the Closing Date.
     (b) Each Note shall be typewritten or printed.
     (c) Each Note shall be issuable only in registered form and with a maximum aggregate principal amount for all Notes equal to the Maximum Financing Amount.
     Section 3.02. Securities Legend. Each Note issued hereunder will contain the following legend:
     THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR REGULATORY AUTHORITY OF ANY STATE. THIS NOTE HAS BEEN OFFERED AND SOLD PRIVATELY. THE REGISTERED OWNER HEREOF ACKNOWLEDGES THAT THESE SECURITIES ARE “RESTRICTED SECURITIES” THAT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE TRUST AND ITS AFFILIATES THAT THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (I) TO A PERSON WHOM THE TRANSFEROR REASONABLY

[SLM UBS Note Purchase Agreement]
BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON REGULATION D, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION OR (II) TO A PERSON IN A TRANSACTION THAT IS REGISTERED UNDER THE SECURITIES ACT OR THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE DEPOSITOR, THE ADMINISTRATOR, THE ADMINISTRATIVE AGENT AND THE ELIGIBLE LENDER TRUSTEE THAT: IT IS AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1)-(3) AND (7) OF REGULATION D UNDER THE SECURITIES ACT) OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS; ITS ACQUISITION OF THIS NOTE IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION.
     Section 3.03. Principal and Interest Payments. On each Settlement Date and on each other date interest is paid or the amount of outstanding principal of the Note is reduced, the Administrative Agent shall make appropriate notations in its books and records of the then outstanding amount of the Note and the amount of any principal reduction, as applicable, which records shall be presumptively correct absent manifest error.
     Section 3.04. Execution and Dating. The Note shall be executed on behalf of the Trust by any of the Authorized Officers of the Eligible Lender Trustee. The signature of any of these officers on the Note may be manual or facsimile. The Note shall be dated the date of its execution.
     Section 3.05. Registration, Registration of Transfer, Transfer Restrictions.
     (a) The Trust shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of the Note and for any transfer of the Note. The Administrative Agent, acting for this purpose as agent of the Trust, shall serve as “Note Registrar” for the purpose of registering the Note and transfer of the Note as herein provided.
     (b) Upon surrender for registration of transfer of the Note at the office or agency of the Trust to be maintained as provided in Section 5.01(l), the Trust shall execute and deliver in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like tenor and aggregate principal amount.
     (c) At the option of the Registered Owner, the Note may be exchanged for one or more Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at such office or agency. Whenever any Note is so surrendered for exchange, the Trust shall execute and deliver the Note or Notes which the Registered Owner making the exchange is entitled to receive.

[SLM UBS Note Purchase Agreement]
     (d) A Note issued upon any registration of transfer or exchange of a Note shall be the valid obligation of the Trust, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note surrendered upon such registration of transfer or exchange.
     (e) Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Trust or the Administrative Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Trust and the Note Registrar duly executed by the Registered Owner thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company, or by a member firm of a national securities exchange, and such other documents as the Administrative Agent may require. The Trust shall notify the Administrative Agent, as the Note Registrar, of each transfer or exchange of Notes.
     (f) No service charge shall be made for any registration of transfer or exchange of a Note, but the Trust or the Administrative Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of a Note.
     Section 3.06. Mutilated, Destroyed, Lost and Stolen Notes.
     (a) If a mutilated Note is surrendered to the Administrative Agent, the Trust shall execute and deliver in exchange therefor a new Note of a like aggregate principal amount. If there shall be delivered to the Trust (i) evidence to the Trust’s satisfaction of the destruction, loss or theft of the Note and (ii) such security or indemnity as may be required by them to hold the Trust and any of its agents, including the Administrative Agent and the Eligible Lender Trustee, harmless, then, in the absence of notice to the Trust that such Note has been acquired by a bona fide purchaser, the Trust shall execute and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same outstanding principal amount.
     (b) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Trust in its discretion may, instead of issuing a new Note, pay such Note.
     (c) Upon the issuance of any new Note under this Section, the Trust may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Note Registrar) connected therewith.
     (d) Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Trust, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.
     (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

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     Section 3.07. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Trust, the Administrative Agent and any agent of the Trust or the Administrative Agent may treat the Person in whose name such Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and Financing Costs on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Trust, the Administrative Agent or any agent of the Trust or the Administrative Agent shall be affected by notice to the contrary.
     Section 3.08. Cancellation. Each Note surrendered for payment, prepayment in whole, registration of transfer or exchange shall, if surrendered to any Person other than the Trust, be delivered to the Trust and shall be promptly cancelled by the Trust. The Trust may at any time cancel the Note previously delivered hereunder which the Trust may have acquired in any manner whatsoever, and may cancel the Note previously executed hereunder which the Trust has not issued and sold. No Note shall be executed and delivered in lieu of or in exchange for the Note cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Notes held by the Trust shall be held or destroyed by the Trust in accordance with its standard retention or disposal policy as in effect at the time.
ARTICLE IV
CONDITIONS TO NOTE PURCHASE AND ADVANCES
     Section 4.01. Conditions Precedent to Note Purchase and Initial Advance. The purchase of the Note and the initial Advance hereunder are subject to the condition precedent that the Administrative Agent shall have received on or before the Closing Date the documents, opinions and other items listed below, in form and substance satisfactory to it. By accepting the proceeds of the initial Advance, the Trust shall be deemed to have certified that all such conditions precedent (unless waived by the Administrative Agent) are satisfied on the Closing Date.
     (a) executed copies of this Agreement, the Note, the Valuation Agent Agreement, the Trust Agreement, the Administration Agreement, the Purchase Agreements, the Sale Agreement, the Servicing Agreement, each Eligible Lender Trustee Agreement, each Guarantee Agreement and the initial Advance Request;
     (b) UCC-1 Financing Statements;
     (c) Officers’ Certificates of the Trust, the Eligible Lender Trustee, the Administrator, the Servicer, each Seller and the Depositor (including, in each case certified articles of incorporation or the equivalent, by-laws or the equivalent, board resolutions, good standing certificates and incumbency) (on which certificates the Administrative Agent and Note Purchaser may conclusively rely until such time as the Administrative Agent shall receive from the Trust a revised certificate meeting the requirements of this clause);
     (d) Officers’ Certificates of the Trust certifying that each of the Guarantee Agreements that have been provided to the Administrative Agent are true and correct copies thereof and remain in full force and effect;

[SLM UBS Note Purchase Agreement]
     (e) Opinions of Counsel to the Trust, the Depositor, each Seller, the Administrator, the Servicer and the Eligible Lender Trustee;
     (f) UCC search report results dated a date reasonably near the Closing Date listing all effective financing statements which name the Trust, any Seller, the Depositor or the Eligible Lender Trustee (under its present name or any previous names) in any jurisdictions where filings are to be made under paragraph 2 above (or similar filings would have been made in the past five years);
     (g) evidence of establishment of the Trust Accounts;
     (h) forecasts of the financial performance of SLM Corporation and its subsidiaries on an annual basis through 2012 and on a quarterly basis through 2008;
     (i) the documentation and other information with respect to the Trust that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act;
     (j) approval by the Administrative Agent of the composition and characteristics of the aggregate pool of Student Loans (as identified in data previously furnished to the Administrative Agent) expected to be acquired with the proceeds of Advances, which approval shall be evidenced by execution of this Agreement; and
     (k) such other information, certificates, documents and actions as the Administrative Agent may reasonably request.
The Administrative Agent shall have received payment of all fees and expenses due and payable to the Administrative Agent on behalf of the Note Purchaser on the Closing Date (including pursuant to the Fee Letter); provided, that payment of such expenses consisting of fees and expenses of counsel to the Administrative Agent to the extent invoiced shall instead be a condition to the initial Advance, if such invoice is not delivered to the Administrator on or before the Closing Date but is delivered to the Administrator on or before the initial Advance Date.
     Section 4.02. Conditions Precedent to All Advances. Each Advance (including the initial Advance) shall be subject to the further conditions precedent, unless waived by the Administrative Agent, that on the date of such Advance (and the Trust, by accepting the proceeds of such Advance, shall be deemed to have certified that all such conditions unless waived are satisfied on the date of such Advance):
     (a) The Eligible FFELP Loans being acquired with the proceeds of such Advance are being purchased by the Depositor from a Seller pursuant to a Purchase Agreement and are being subsequently purchased by the Trust from the Depositor pursuant to the Sale Agreement;
     (b) On or prior to the Advance Date, the Trust shall cause to be delivered to the Administrative Agent copies of the relevant Purchase Agreement, the Sale Agreement, a Schedule of Trust Student Loans and copies of all schedules, financing statements and other documents required to be delivered by the applicable Seller and Depositor as a condition of purchase thereunder.

[SLM UBS Note Purchase Agreement]
     (c) On the Advance Date, the following statements shall be true, and the Trust by accepting the proceeds of the Advance shall be deemed to have certified (it being understood that such certification as to the non-existence of a Potential Termination Event as described in clause (ii) below shall be made to the best of the Trust’s or the Administrator’s knowledge) that:
     (i) the representations and warranties contained in Article V are correct on and as of such day as though made on and as of such date (or, to the extent such representations and warranties speak as of a specific date, were true and correct on and as of such date);
     (ii) no event has occurred and is continuing, or would result from the Advance, which constitutes a Servicer Default or a Termination Event or a Potential Termination Event;
     (iii) there has occurred no event which could reasonably be determined to have a Material Adverse Effect with respect to the Trust;
     (iv) no law or regulation shall prohibit, and no order, judgment or decree of any Official Body shall prohibit or enjoin, the making of the Advance in accordance with the provisions hereof;
     (v) the amount of money necessary to equal the Reserve Account Specified Balance has been deposited in the Reserve Account, and the amount of money necessary to equal the Capitalized Interest Account Specified Balance has been deposited into the Capitalized Interest Account, as the case may be, on such date (whether from the proceeds of the Advance or otherwise);
     (vi) SLM Corporation has in place under other student loan asset-backed financing facilities providing for advances similar to this Agreement, aggregate commitments of not less than $30,000,000,000 (including the commitment represented by the Maximum Facility Amount but excluding the existing asset-backed financing facilities for the initial Sellers);
     (vii) Bank of America, N.A. has delivered a letter, substantially in the form of Exhibit H hereto, evidencing the release of the existing lien on the Trust Student Loans which are being acquired by the Trust with the proceeds of such Advance upon payment of the applicable amount specified in such letter; and
     (viii) The Trust Student Loans being acquired with the proceeds of such Advance consist of Student Loans within the aggregate portfolio previously approved by the Administrative Agent as described in clause (j) of Section 4.01 (it being understood that other Student Loans may be included in such funding to account for changes in the aggregate portfolio occurring between the time that the portfolio data was presented to the Administrative Agent for such approval and the date of the applicable Advance).
     (d) The Servicer, as bailee for the Administrative Agent for the benefit of the Secured Creditors, shall be in possession of the original Student Loan Notes (or certified copies thereof,

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to the extent more than one loan is evidenced by such Student Loan Note), representing the Student Loans being financed with the proceeds of the Advance;
     (e) All conditions precedent to the Trust’s acquisition of the Student Loans to be financed with the proceeds of the Advance (other than the payment of the purchase price therefor) shall have been satisfied;
     (f) No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency, seeking to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the transactions contemplated hereby;
     (g) No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof;
     (h) After giving effect to such Advance, no Borrowing Base Deficiency shall exist and
     (i) After giving effect to such Advance, the Trust shall not own Eligible FFELP Loans which bear interest at a rate determined by reference to United States treasury bills in an amount which exceeds 5% of the outstanding Principal Balance of all Trust Student Loans.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     Section 5.01. General Representations and Warranties of the Trust. The Administrator (on behalf of the Trust) represents and warrants for the benefit of the Administrative Agent and the Secured Creditors as follows on and as of the Closing Date and on each Advance Date and each Settlement Date (unless such representation or warranty references a specific date or time as of which such representation or warranty is made):
     (a) The Trust is a statutory trust duly organized, validly existing and in good standing solely under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified.
     (b) The execution, delivery and performance by the Trust of this Agreement and all Transaction Documents to be delivered by it in connection herewith or therewith, including the Trust’s use of the proceeds of any Advance,
     (i) are within the Trust’s organizational powers,
     (ii) have been duly authorized by all necessary organizational action,
     (iii) do not contravene (A) the Trust’s organizational documents; (B) any law, rule or regulation applicable to the Trust; (C) any contractual restriction

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binding on or affecting the Trust or its property; or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Trust or its property;
     (iv) do not result in a breach of or constitute a default under any indenture, agreement, lease or other instrument to which the Trust is a party;
     (v) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (other than in favor of the Administrative Agent, for the benefit of the Secured Creditors, with respect to the Pledged Collateral); and
     (vi) do not require compliance with any bulk sales act or similar law.
     (c) This Agreement and the other Transaction Documents to which it is named as a party have each been duly executed and delivered by the Eligible Lender Trustee, on behalf of the Trust. The Note has been duly and validly authorized and when executed and paid for in accordance with the terms of this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of this Agreement.
     (d) No permit, authorization, consent, license or approval or other action by, and no notice to or filing with, any Official Body is required for the due execution, delivery and performance by the Trust of this Agreement or any other Transaction Document to which it is a party, except for the filing of the UCC financing statements, except as may be required in connection with any future transfers of the Notes.
     (e) This Agreement and each other Transaction Document to which the Trust is a party constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the rights of creditors and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.
     (f) On the Closing Date or any Advance Date, no Termination Event or, to the best of the Trust’s knowledge, Potential Termination Event has occurred and is continuing.
     (g) No Monthly Report, Valuation Report (but only to the extent that information contained therein is supplied by the Administrator on behalf of the Trust or by the Trust), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of the Trust to the Administrative Agent in connection with this Agreement is or will be incorrect in any material respect as of the date it is or shall be dated.
     (h) The Note will be characterized as debt for federal income tax and ERISA purposes as of the Closing Date. The Trust has or has caused to be (i) timely filed all tax returns (federal, state and local) required to be filed, (ii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges and (iii) accounted for the purchase and pledge of the Trust Student Loans in its books consistent with GAAP.
     (i) There is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending or, to the knowledge of the Trust or the Administrator, overtly threatened in writing against or affecting the Trust (x) asserting the

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invalidity of this Agreement or any other Transaction Document, (y) seeking to prevent the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents, or (z) wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on the Trust or which affects, or purports to affect, the validity or enforceability against the Trust of any Transaction Document.
     (j) The Trust is not required to register under the Investment Company Act.
     (k) The Trust is Solvent at the time of (and immediately after) any Advance and the related purchase of Eligible FFELP Loans made by the Trust. The Trust has given reasonably equivalent value to the Depositor in consideration for the transfer to it of the Trust Student Loans from the Depositor and each such transfer shall not have been made for or on account of an antecedent debt owed by the Depositor to it.
     (l) The principal place of business and chief executive office of the Trust and the office where the Trust keeps any Records in its possession are located at the addresses of the Trust referred to in Section 10.02 or such other location as the Trust shall have given notice of to the Administrative Agent pursuant to this Agreement.
     (m) The Trust has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.
     (n) All representations and warranties of the Trust set forth in the Transaction Documents to which it is a party are true and correct in all material respects as of the date made and the Trust is hereby deemed to have made each such representation and warranty, as of the date made, to, and for the benefit of, the Secured Creditors as if the same were set forth in full herein.
     (o) The Trust is not in violation of, or default under, any material law, rule, regulation, order, writ, judgment, award, injunction or decree binding upon it or affecting the Trust or its property.
     (p) The Trust has incurred no Debt and has no other obligation or liability in excess of $250,000, other than normal trade payables, the Obligations, any outstanding Servicer Advances and any amounts due under the Credit Agreement or any other Transaction Document.
     (q) The sale of the Note to the initial Note Purchaser pursuant to this Agreement will not require the registration of the Note under the Securities Act.
     (r) No steps have been taken by any Person to terminate any Benefit Plan under Title IV of ERISA the assets of which are not sufficient to satisfy all of its benefit liabilities (as determined under Title IV of ERISA) if such insufficiency is likely to result in a Material Adverse Effect on the Trust, no contribution failure has occurred with respect to any Benefit Plan sufficient to give rise to a lien on the assets of the Trust under Section 302(f) or 303(k), as applicable, of ERISA, and each Benefit Plan of the Trust has been administered in all material respects in compliance with its terms and applicable provision of ERISA and the Code (or, to the extent such Benefit Plan has not been administered in compliance with such terms and provisions, such noncompliance is not likely to result in a Material Adverse Effect on the Trust). Neither the Trust nor any ERISA Affiliates has incurred and no event has occurred that could

[SLM UBS Note Purchase Agreement]
reasonably be enacted to cause any one of them to incur, any liability to a Multiemployer Plan in connection with failure to pay required contributions, a complete or partial withdrawal, or the reorganization or termination of any such Multiemployer Plan if such liability is likely to result in a Material Adverse Effect on the Trust.
     (s) No proceeds of any Advance will be used by the Trust for any purpose that violates applicable law, including Regulation U of the Federal Reserve Board.
     (t) The Trust is not engaged in or nor has it engaged in any course of conduct that could subject any of its properties to any Adverse Claim, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws, whether foreign or domestic.
     (u) The Trust is not in violation of any Requirement of Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (“Patriot Act”).
     (v) The Trust is not any of the following:
     (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
     (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
     (iii) to the best of the Trust’s or the Administrator’s knowledge, a person with which the Note Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
     (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
     (v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.
     (w) The Trust does not (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clause (w), (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
     (x) No event has occurred which would have a Material Adverse Effect on the Trust.

[SLM UBS Note Purchase Agreement]
     Section 5.02. Representations and Warranties of the Trust Regarding the Administrative Agent’s Security Interest. The Administrator (on behalf of the Trust) hereby represents and warrants for the benefit of the Administrative Agent and the Secured Creditors as follows:
     (a) This Agreement creates a valid and continuing perfected security interest (as defined in the New York UCC) in the Pledged Collateral in favor of the Administrative Agent, which security interest is prior to all other liens, charges, security interests, mortgages or other encumbrances, and is enforceable as such as against creditors of and purchasers from or claiming through the Trust or the Eligible Lender Trustee, as applicable.
     (b) The Trust, by and through the Eligible Lender Trustee as its Eligible Lender, owns and has good and marketable title to the Trust Student Loans and other Pledged Collateral free and clear of any Adverse Claim.
     (c) The Trust has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Pledged Collateral granted to the Administrative Agent hereunder.
     (d) All executed originals (or certified copies thereof, to the extent more than one loan is evidenced by such Student Loan Note) of each Student Loan Note that constitute or evidence the Trust Student Loans have been delivered to the Servicer, as bailee for the Administrative Agent for the benefit of the Secured Creditors.
     (e) Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Trust has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pledged Collateral in more than a de minimis amount, which unpermitted encumbrance has continued for two Business Days without cure. The Trust has not authorized the filing of and is not aware of any financing statements against the Trust that include a description of collateral covering the Pledged Collateral other than any financing statement relating to the security interest granted to the Administrative Agent hereunder or any financing statement that has been terminated.
     (f) The Trust is a “registered organization” (as defined in § 9-102(a)(70) of the UCC) organized exclusively under the laws of the State of Delaware and, for purposes of Article 9 of the UCC, the Trust is located in the State of Delaware.
     (g) The Trust’s exact legal name is the name set forth for it on the signature page hereto.
     Section 5.03. Particular Representations and Warranties of the Trust. The Administrator (on behalf of the Trust) further represents and warrants to each of the parties hereto with respect to each of the Trust Student Loans included in the Pledged Collateral:
     (a) Such Trust Student Loans constitute “accounts,” “promissory notes” or “payment intangibles” within the meaning of the applicable UCC and are within the coverage of Sections 432(m)(1)(E) and 439(d)(3) of the Higher Education Act;

[SLM UBS Note Purchase Agreement]
     (b) Such Trust Student Loans are Eligible FFELP Loans as of the date they become Pledged Collateral and as of any other date upon which they are declared by the Trust or the Administrator to be Eligible FFELP Loans, and the description of such Eligible FFELP Loans set forth in the Transaction Documents or the Schedule of Trust Student Loans, and in any other documents or written information provided to any of the parties hereunder (other than documents or information stated to be preliminary which have subsequently been replaced by definitive documents or information), as applicable, is true and correct in all material respects;
     (c) The Trust is authorized to pledge such Trust Student Loans and the other Pledged Collateral; and the purchase, assignment and transfer of such Trust Student Loans is or, in the case of any such Trust Student Loan resold by the Trust, will be made pursuant to and consistent with the laws and regulations under which the Trust operates, and will not violate any decree, judgment or order of any court or agency, or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Trust is a party or by which the Trust or its property is bound, or constitute a default (or an event which could constitute a default with the passage of time or notice or both) thereunder;
     (d) No consents and approvals are required for the consummation of the pledge of the Pledged Collateral hereunder to the Administrative Agent for the benefit of the Secured Creditors;
     (e) Any payments on such Trust Student Loans received by the Trust which have been allocated to the reduction of principal and interest on such Trust Student Loans have been allocated on a simple interest basis or otherwise as required by applicable law;
     (f) Due diligence and reasonable care have been exercised in making, administering, servicing and collecting such Trust Student Loans and, with respect to any Trust Student Loan for which repayment terms have been established, all disclosures of information required to be made pursuant to the Higher Education Act or any other applicable Requirement of Law have been made;
     (g) Except for Trust Student Loans executed electronically or Trust Student Loans evidenced by a master promissory note, there is only one original executed copy of the Student Loan Note evidencing each such Trust Student Loan. For such Trust Student Loans that were executed electronically, the Servicer has possession of the electronic records evidencing the Student Loan Note. The Servicer has in its possession a copy of the endorsement and each Loan Transmittal Summary Form identifying the Student Loan Notes that constitute or evidence the Trust Student Loans. The Student Loan Notes that constitute or evidence such Trust Student Loans do not have any marks or notations indicating that they are currently pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent. All financing statements filed or to be filed against the Eligible Lender Trustee and the Trust in favor of the Administrative Agent in connection herewith describing the Pledged Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party”; and
     (h) The applicable parties shall have performed, satisfied and complied with the conditions set forth in Section 3 of the applicable Purchase Agreement and the Sale Agreement as of the date of the related bill of sale.

[SLM UBS Note Purchase Agreement]
     Section 5.04. Repurchase of Student Loans; Reimbursement. The Trust shall cause the obligations of the Depositor, the Servicer and the Sellers to purchase, repurchase, make reimbursement or substitute Trust Student Loans to be enforced to the extent such obligations are set forth in the applicable Purchase Agreement, the Sale Agreement and the Servicing Agreement. The Trust shall cause any such repurchase amount or reimbursement to be remitted to the Collection Account. Any substitute Trust Student Loan obtained by the Trust from the Depositor, the Servicer or a Seller shall constitute Pledged Collateral hereunder.
     Section 5.05. Administrator Actions Attributable to the Trust. Any action required to be taken by the Trust hereunder may be taken by the Administrator on behalf of the Trust, to the extent permitted under the Administration Agreement. The Trust shall be fully responsible for each of the representations, warranties, certifications and other statements made herein, in any other Transaction Document, any Notice of Release or any other communication hereunder or thereunder by the Administrator on its behalf as if such representations, warranties, certifications or statements had been made directly by the Trust. In addition, the Trust shall be fully responsible for all actions of the Administrator taken on its behalf under this Agreement or any other Transaction Document as if such actions had been taken directly by the Trust. Nothing in this Section shall limit the responsibility of the Administrator.
ARTICLE VI
COVENANTS OF THE TRUST
     From the date hereof until all of the Obligations hereunder and under the other Transaction Documents have been satisfied in full:
     Section 6.01. Preservation of Separate Existence.
     (a) Nature of Business. The Trust will engage in no business other than (i) purchases, sales and financings of Eligible FFELP Loans, (ii) the other transactions permitted or contemplated by this Agreement and the other Transaction Documents and (iii) any other transactions permitted or contemplated by its organizational documents as they exist on the Closing Date, or as amended as such amendments may be permitted pursuant to the terms of this Agreement.
     (b) Maintenance of Separate Existence. The Trust will do all things necessary to maintain its existence as a Delaware statutory trust separate and apart from all Affiliates of the Trust, including complying with the provisions described in Section 9(j)(iv) of the Limited Liability Company Agreement of the Depositor.
     (c) Transactions with Affiliates. The Trust will not enter into, or be a party to, any transaction with any of its respective Affiliates, except (i) the transactions permitted or contemplated by this Agreement (including the sale and purchase of Eligible FFELP Loans to or from Affiliates) or the other Transaction Documents; and (ii) other transactions (including, without limitation, the lease of office space or computer equipment or software by the Trust to or from an Affiliate) (A) in the ordinary course of business, (B) pursuant to the reasonable requirements of the Trust’s business, (C) upon fair and reasonable terms that are no less favorable to the Trust than could be obtained in a comparable arm’s-length transaction with a

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Person not an Affiliate of the Trust, and (D) not inconsistent with the factual assumptions set forth in the opinion letter issued as of the Closing Date by McKee Nelson LLP to the Administrative Agent and the Secured Creditors relating to the issues of substantive consolidation.
     Section 6.02. Notice of Termination Event or Potential Termination Event. As soon as possible and in any event within three Business Days after the occurrence of each Termination Event and each Potential Termination Event (or, to the extent the Trust or the Administrator does not have knowledge of a Termination Event or Potential Termination Event, promptly upon obtaining such knowledge), the Trust will provide (or shall cause the Administrator to provide) to the Administrative Agent, the Securities Intermediary and the Paying Agent a statement setting forth details of such Termination Event or Potential Termination Event and the action which the Trust has taken or proposes to take with respect thereto.
     Section 6.03. Notice of Material Adverse Change. As soon as practicable and in any event within three Business Days upon becoming aware of an event which could reasonably be expected to have a Material Adverse Effect on the Trust, the Trust will provide to the Administrative Agent written notice thereof.
     Section 6.04. Compliance with Laws; Preservation of Corporate Existence. The Trust will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its legal existence, and will preserve and maintain its rights, franchises, qualifications and privileges in all material respects.
     Section 6.05. Enforcement of Obligations.
     (a) Enforcement of Trust Student Loans. The Trust shall cause to be diligently enforced and taken all steps, actions and proceedings reasonably necessary for the enforcement of all terms, covenants and conditions of all Trust Student Loans and agreements in connection therewith (except as otherwise permitted pursuant to the Transaction Documents), including the prompt payment of all principal and interest payments and all other amounts due the Trust or the Eligible Lender Trustee, as applicable thereunder.
     (b) Enforcement of Servicing Agreement and Administration Agreement. The Trust shall cause to be diligently enforced and taken all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of the Servicing Agreement and the Administration Agreement, including all Interest Subsidy Payments, Special Allowance Payments and all defaulted payments Guaranteed by any Guarantor and/or by the Department of Education which relate to any Trust Student Loans. Except as otherwise permitted under any Transaction Document, the Trust shall not permit the release of the obligations of the Servicer under the Servicing Agreement or of the Administrator under the Administration Agreement and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Trust, the Eligible Lender Trustee, the Administrative Agent and the Secured Creditors under or with respect to each Servicing Agreement and the Administration Agreement. The Trust shall not consent or agree to or permit any amendment or modification of the Servicing Agreement or of the Administration Agreement, except (i) as required by the Higher Education Act; (ii) solely for the purpose of extending the term thereof; or (iii) in any other manner, if such modification,

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amendment or supplement is made with the prior written consent of the Administrative Agent or is otherwise permitted pursuant to the terms of that agreement. Upon the occurrence of a Servicer Default and during the continuation thereof, the Trust shall replace the Servicer if instructed to do so by the Administrative Agent. Upon the occurrence of an Administrator Default and during the continuation thereof, the Trust shall replace the Administrator if instructed to do so by the Administrative Agent.
     (c) Enforcement of Purchase Agreements and Sale Agreement. The Trust shall cause to be diligently enforced and taken all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of each Purchase Agreement and the Sale Agreement. Except as otherwise permitted under any Transaction Document, the Trust shall not permit the release of the obligations of any Seller, Sallie Mae, Inc., as Servicer, or the Depositor under any Purchase Agreement or of the Depositor under the Sale Agreement and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Trust, the Depositor, the Eligible Lender Trustee, the Administrative Agent and the Secured Creditors under or with respect to each Purchase Agreement and the Sale Agreement. Except as otherwise permitted under any Transaction Document, the Trust shall not consent or agree to or permit any amendment or modification of any Purchase Agreement or the Sale Agreement which will in any manner materially adversely affect the rights or security of the Administrative Agent, the Eligible Lender Trustee or the Secured Creditors. To the extent such action is required under the terms of such Purchase Agreement, upon a determination that a Trust Student Loan sold pursuant to such Purchase Agreement was not an Eligible FFELP Loan at the point it was represented to be as such, the Trust shall require Sallie Mae, Inc., as Servicer, to repurchase (or substitute for) such Trust Student Loan from the Depositor pursuant to its Purchase Agreement, and concurrently cause the Depositor to correspondingly repurchase (or substitute) such Trust Student Loan from the Trust.
     (d) Enforcement and Amendment of Guarantee Agreements. So long as the Note is outstanding and Trust Student Loans are guaranteed by a Guarantor, the Administrator on behalf of the Trust will (a) from and after the date on which the Eligible Lender Trustee on its behalf shall have entered into any Guarantee Agreement covering Trust Student Loans, cause the Eligible Lender Trustee to maintain such Guarantee Agreement and diligently enforce the Eligible Lender Trustee’s rights thereunder; (b) cause the Eligible Lender Trustee to enter into such other similar or supplemental agreements as shall be required to maintain benefits for all Trust Student Loans covered thereby; and (c) not voluntarily consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with any such Guarantee Agreement or any similar or supplemental agreement in any manner which would materially and adversely affect the ability of the Trust to perform its obligations under this Agreement or cause a Material Adverse Effect with respect to the Trust without the prior written consent of the Administrative Agent.
     Section 6.06. Maintenance of Books and Records. The Trust shall maintain and implement, or cause to be maintained and implemented administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Pledged Collateral in the event of the destruction of the originals thereof), and keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of all the Pledged Collateral.

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     Section 6.07. Fulfillment of Obligations. The Trust shall fulfill its obligations pursuant to each other Transaction Document to which it is a party. The Trust shall cause each of its Affiliates to fulfill its respective obligations pursuant to the Transaction Documents.
     Section 6.08. Notice of Material Litigation. As soon as possible and in any event within three Business Days of the Trust’s or the Administrator’s actual knowledge thereof, the Trust will cause the Administrative Agent to be provided with written notice of (a) any litigation, investigation or proceeding which may exist at any time which could be reasonably likely to have a Material Adverse Effect on the Trust; and (b) to the extent reasonably requested by the Administrative Agent in connection with the delivery of each Monthly Report, a monthly update of material adverse developments in previously disclosed litigation, including in each case, if known to the Trust, any of the same against the Servicer;
     Section 6.09. Notice of Relocation. The Administrator on behalf of the Trust will cause the Administrative Agent to be provided notice of any change in the location of the Trust’s principal offices or any change in the location of the Trust’s books and records within thirty days before any such change.
     Section 6.10. Rescission or Modification of Trust Student Loans and Transaction Documents.
     (a) Except as expressly permitted in the Servicing Agreement, the Trust shall not permit the release of the obligations of any Obligor under any Trust Student Loan and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Trust, the Administrative Agent and the Secured Creditors under or with respect to each Trust Student Loan and agreement in connection therewith. The Trust shall not consent or agree to or permit any amendment or modification of any Trust Student Loan or agreement in connection therewith which will in any manner materially adversely affect the rights or security of the Administrative Agent or the Secured Creditors unless such amendment or modification is (i) provided for in the Transaction Documents, (ii) permitted under the Higher Education Act and applicable Guarantee Agreement or (iii) provided for in the applicable Servicing Policies. Nothing in this Agreement shall be construed to prevent the Trust, the Eligible Lender Trustee or the Administrative Agent, as applicable, from offering any Obligor any borrower benefit to the extent permissible by this Agreement or the Servicing Agreement or settling a default or curing a delinquency on any Trust Student Loan on such terms as shall be permitted by law and shall be consistent with the applicable underwriting guidelines or Servicing Policies.
     (b) Unless otherwise specified pursuant to clause (a) above or in any Transaction Document, without the written consent of the Administrative Agent to the extent any of the following would require the Administrative Agent to take any action or amend, modify or waive the duties or responsibilities of the Administrative Agent hereunder, the Trust will not (nor will it permit any of its agents to):
     (i) cancel, terminate, extend, amend, modify or waive (or consent to or approve any of the foregoing) any provision of any Transaction Document (other than any cancellation or termination of a Guarantee Agreement that does not apply at such time to any Trust Student Loans or any extension, amendment, modification or waiver of

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a Guarantee Agreement that would not have a Material Adverse Effect on the Trust or reduce any amount recoverable in respect of a Student Loan under the applicable Guarantee Agreement); or
     (ii) take or consent to any other action that may impair the rights of any Secured Creditor to any Pledged Collateral or modify, in a manner adverse to any Secured Creditor, the right of such Secured Creditor to demand or receive payment under any of the Transaction Documents (other than any action with regard to a Guarantee Agreement that does not apply at such time to any Trust Student Loans or any extension, amendment, modification or waiver of a Guarantee Agreement that would not have a Material Adverse Effect on the Trust or reduce any amount recoverable in respect of a Student Loan under the applicable Guarantee Agreement).
     Section 6.11. Liens.
     (a) Transaction Documents. The Trust (i) will cause to be taken all action necessary to perfect, protect and more fully evidence the ownership interest of the Trust (or of the Eligible Lender Trustee, acting on behalf of the Trust) and the first priority perfected security interest of the Administrative Agent in favor of the Secured Creditors in the Trust Student Loans, Collections with respect thereto and in the other Pledged Collateral and the Transaction Documents including, without limitation, (A) filing and maintaining effective financing statements (Form UCC-1) in all necessary or appropriate filing offices; (B) filing continuation statements, amendments or assignments with respect thereto in such filing offices; (C) filing amendments, releases and terminations with respect to filed financing statements, as necessary; and (D) executing or causing to be executed such other instruments or notices as may be necessary or appropriate; and (ii) will cause to be taken all additional actions to perfect, protect and fully evidence the first priority security interest of the Administrative Agent, for the benefit of the Secured Creditors, in the Trust Student Loans and other Pledged Collateral related thereto.
     (b) UCC Matters; Protection and Perfection of Pledged Collateral; Delivery of Documents. Unless the Trust has complied with Section 6.09, the Trust will keep its principal place of business and chief executive office, and the office where it keeps any Records in its possession, at the address of the Trust referred to in Section 10.02 hereof. The Trust will not make any change to its name unless prior to the effective date of any such name change or use, the Trust delivers to the Administrative Agent such financing statements necessary, or as the Administrative Agent may request, to reflect such name change, together with such other documents and instruments as the Administrative Agent may request in connection therewith. The Trust will not change its jurisdiction of formation or its corporate structure.
     The Trust agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action necessary, or that the Administrative Agent may reasonably request, in order to maintain the Administrative Agent’s first priority perfected security interest in the Pledged Collateral for the benefit of the Secured Creditors, or to enable the Administrative Agent or the Secured Creditors to exercise or enforce any of their respective rights hereunder (provided, however, that the foregoing sentence shall not be deemed to require the Trust or the Servicer to relocate or deliver any Student Loan Notes to or at the direction of the Administrative Agent prior to the Termination Date). Without limiting the generality of the foregoing, the Trust will: (a) authorize and file such financing or continuation

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statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate (or as the Administrative Agent may request) and (b) mark their master data processing records evidencing such Pledged Collateral with a legend or numeric code acceptable to the Administrative Agent, evidencing that the Administrative Agent, for the benefit of the Secured Creditors, has acquired an interest therein as provided in this Agreement. The Trust hereby authorizes the Administrative Agent, or any Secured Creditor on behalf of the Trust, to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pledged Collateral now existing or hereafter arising without the signature of the Trust where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Pledged Collateral, or any part thereof shall be sufficient as a financing statement. If the Trust fails to perform any of its agreements or obligations under this Section, the Administrative Agent or any Secured Creditor may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent or such Secured Creditor incurred in connection therewith shall be payable by the Trust upon the Administrative Agent’s or such Secured Creditor’s demand therefor.
     For purposes of enabling the Administrative Agent or any such Secured Creditor to exercise their respective rights described in the preceding sentence and elsewhere in this Agreement, the Trust and the Eligible Lender Trustee hereby authorize, and irrevocably grant a power of attorney, exercisable only after the occurrence and during the continuation of a Termination Event, to the Administrative Agent and its respective successors and assigns to take any and all steps in the Trust’s and the Eligible Lender Trustee’s name and on behalf of the Trust and/or the Eligible Lender Trustee necessary or desirable, in the determination of the Administrative Agent, as the case may be, to collect all amounts due under any and all Trust Student Loans and other Pledged Collateral, including, without limitation, endorsing the Trust’s and/or the Eligible Lender Trustee’s name on checks and other instruments representing Collections and enforcing such Trust Student Loans and other Pledged Collateral.
     Section 6.12. Sales of Assets; Consolidation/Merger.
     (a) Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, the Trust will not (nor will it permit the Eligible Lender Trustee to) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Pledged Collateral.
     (b) Merger, Etc. Except as permitted under this Agreement, the Trust will not merge or consolidate with any other entity, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person, other than, with respect to asset dispositions, in connection herewith. The Trust shall not form or create any subsidiary without the consent of the Administrative Agent.
     Section 6.13. Change in Business. The Trust will not make any change in the character of its business, which change could reasonably be expected to impair the collectibility of any Pledged Collateral or otherwise materially adversely affect the interests or remedies of the

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Administrative Agent or the Note Purchaser under this Agreement or any other Transaction Document.
     Section 6.14. Residual Interest. The Trust will not issue an Excess Distribution Certificate (other than a replacement Excess Distribution Certificate) to any Person other than the Depositor; provided, however, that the Excess Distribution Certificate may be transferred to and owned by any Affiliate of SLM Corporation in which case the Administrator shall deliver to the Administrative Agent a Required Legal Opinion in respect of such action.
     Section 6.15. General Reporting Requirements. The Trust shall provide to the Administrative Agent (and, as applicable, will cause the Servicer to provide) the following:
     (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Trust and the Servicer, an annual statement of compliance with the Transaction Documents and applicable law together with an agreed upon procedures letter delivered by the independent public accountant with respect to the Transaction Documents, all in form acceptable to the Administrative Agent;
     (b) as soon as available and in any event within 90 days after the end of each fiscal year of SLM Corporation, a copy of the balance sheet of SLM Corporation and the related statements of income, stockholders’ equity and cash flows for such year, each prepared in accordance with GAAP consistently applied and duly certified by nationally recognized independent certified public accountants selected by SLM Corporation, together with a certificate of an officer certifying that such financial statements fairly present in all material respects the financial condition of SLM Corporation;
     (c) as soon as available and in any event within 60 days after the end of each fiscal quarter of SLM Corporation, a copy of an unaudited balance sheet of SLM Corporation and the related statements of income, stockholders’ equity and cash flows for such fiscal quarter, each prepared in accordance with GAAP consistently applied, together with a certificate of an officer certifying that such financial statements fairly present in all material respects the financial condition of SLM Corporation;
     (d) promptly following the Administrative Agent’s request therefor, copies of all financial statements, settlement statements, portfolio and other material reports, notices, disclosures, certificates and other written material delivered or made available to the Trust by any Person pursuant to the terms of any Transaction Document;
     (e) promptly following the Administrative Agent’s request therefor, such other information respecting the Trust Student Loans and the other Pledged Collateral or the conditions or operations, financial or otherwise, of the Trust as the Administrative Agent may from time to time reasonably request;
     (f) with respect to each Guarantor, promptly after receipt thereof as made available to the Trust after request therefor, copies of any audited financial statements of such Guarantor certified by an independent certified public accounting firm;
     (g) with respect to the Servicer and promptly after receipt thereof after a good faith effort to obtain such material is made by the Trust, (i) on an annual basis within 30 days after

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receipt thereof, copies of SAS 70 reports for the Servicer, or, if not available, the annual compliance audit for the Servicer required by Section 428(b)(1)(4) of the Higher Education Act and (ii) to the extent not included in the financial information provided pursuant to clause (i) above and to the extent available, the Servicer’s net dollar loss for the year due to servicing errors;
     (h) promptly following the Administrative Agent’s request therefor, a Schedule of Trust Student Loans;
     (i) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Title IV of ERISA, with respect to the termination of any Benefit Plan subject to Title IV of ERISA which the Trust or any of its ERISA Affiliates files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Trust or any of its ERISA Affiliates receives from the Pension Benefit Guaranty Corporation or with respect to any event concerning a Multiemployer Plan but in each case only if such Reportable Event or termination is likely to result in the occurrence of a Material Adverse Effect on the Trust;
     (j) promptly after the occurrence thereof, written notice of changes in the Higher Education Act or any other law of the United States that could reasonably have a probability of having a Material Adverse Effect on the Trust or could materially and adversely affect (i) the ability of the Servicer to perform its obligations under the Servicing Agreement or (ii) the collectibility or enforceability of a material amount of the Trust Student Loans, or any Guarantee Agreement or Federal Reimbursement Contract with respect to a material amount of Trust Student Loans;
     (k) promptly, notice of any change in the accountants of the Trust or SLM Corporation; and
     (l) promptly, after the occurrence thereof or if sooner upon any executive officer of the Administrator having direct or primary responsibility for ABS trust administration obtaining knowledge of any pending change, notice of any change in the accounting policy of the Trust or SLM Corporation to the extent such change could reasonably be seen to have a material and adverse impact on the transactions contemplated herein.
     Section 6.16. Inspections. The Trust shall (and shall cause the Servicer, to the extent the Servicer conducts primary servicing or origination duties with respect to the Trust Student Loans), upon reasonable notice and from time to time during regular business hours, once per calendar year (or, after the occurrence and during the continuance of a Termination Event, as frequently as requested by the Administrative Agent) as requested in advance by the Administrative Agent, permit the Administrative Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Pledged Collateral and (ii) to visit the offices and properties of the Trust (or the Servicer) for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Pledged Collateral or the Trust’s (or the Servicer’s) performance hereunder and under the other Transaction Documents with any of the officers, directors, employees or independent public accountants of the Trust or the Servicer having knowledge of such matters in each case at the expense of the Trust.

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     Section 6.17. ERISA. The Trust will not adopt, maintain, contribute to or incur by any of its own actions or assume any legal obligation with respect to any Benefit Plan or Multiemployer Plan.
     Section 6.18. Servicer. Except as permitted by the Servicing Agreement, the Trust will not permit any Person other than the Servicer to collect, service or administer the Trust Student Loans.
     Section 6.19. Acquisition, Financing, Collection and Assignment of Student Loans. The Trust shall acquire or obtain financing hereunder only for Eligible FFELP Loans (or beneficial interests therein) with proceeds of the Advances and shall cause to be collected all principal and interest payments on all the Trust Student Loans and all sums to which the Trust or Administrative Agent is entitled pursuant to the Sale Agreement, and all Interest Subsidy Payments, Special Allowance Payments and all defaulted payments Guaranteed by any Guarantor which relate to such Trust Student Loans as more fully set forth in the Servicing Agreement. The Trust will assign or direct the assignment of such Trust Student Loans for payment of guarantee benefits as required by applicable law and regulations. The Trust will comply in all material respects with any Guarantor’s rules and regulations which apply to such Trust Student Loans.
     Section 6.20. Administration and Collection of Trust Student Loans. All Trust Student Loans shall be administered and collected either by the Trust or by the Servicer on behalf of the Trust in a competent, diligent and orderly fashion and in accordance in all material respects with all applicable requirements of the Higher Education Act, the Department of Education, this Agreement, the Federal Reinsurance Agreements, the Eligible Lender Trustee Guarantee Agreements and any other guarantee agreement issued by any Guarantor to the Eligible Lender Trustee or the Trust.
     Section 6.21. Obligations of the Trust With Respect to Pledged Collateral. The Trust will (a) at its expense, regardless of any exercise by any Secured Creditor of its rights hereunder, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Transaction Documents included in the Pledged Collateral to the same extent as if Pledged Collateral had not been pledged hereunder; and (b) pay when due any taxes, including without limitation, sales and excise taxes, payable in connection with the Pledged Collateral. In no event shall any Secured Creditor have any obligation or liability with respect to any Trust Student Loans or other instrument document or agreement included in the Pledged Collateral, nor shall any of them be obligated to perform any of the obligations of the Trust or any of its Affiliates thereunder.
     Section 6.22. Amendment of Organizational Documents. The Trust shall cause the Administrative Agent to be notified in writing of any proposed amendments to the Trust’s organizational documents. No such amendment shall become effective unless and until the Administrative Agent has consented in writing thereto, which consent shall not be unreasonably withheld or delayed.
     Section 6.23. No Payments on Excess Distribution Certificate. Except as expressly permitted by Section 2.05(b) of this Agreement, the Trust shall not make any payments or

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distributions with respect to the Excess Distribution Certificate without the prior written consent of the Administrative Agent.
     Section 6.24. Borrower Benefit Programs. The Trust will cause the Servicer to maintain any rate reduction programs or other borrower benefit programs in effect at the time the Trust purchased such Trust Student Loan. The Trust will not permit the Servicer to apply any rate reduction programs with respect to the Trust Student Loans unless (i) such borrower benefit program is required under the Higher Education Act, (ii) the Servicer, the Depositor or the applicable Seller has deposited funds into the Borrower Benefit Account in an amount sufficient to offset any effective yield reductions in accordance with Section 3.12 of the Servicing Agreement (which amount shall be approved by the Administrative Agent in its sole discretion) or (iii) the Administrative Agent has consented to the Trust’s participation in any new borrower benefit program or other rate reduction program.
     Section 6.25. Anti-Terrorism Law; Anti-Money Laundering. The Trust shall not:
     (a) Anti-Terrorism Law. Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 5.01(w), (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Trust shall deliver to the Note Purchaser any certification or other evidence requested from time to time by the Note Purchaser in its reasonable discretion, confirming their compliance with this Section 6.25).
     (b) Money Laundering. Cause or permit any of the funds that are used to repay the Advances to be derived from any unlawful activity with the result that the making of the Advances would be in violation of any Requirement of Law.
     Section 6.26. Embargoed Person. The Trust shall not cause or permit (a) any of the funds or properties that are used to repay the Advances to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law (an “Embargoed Person”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that such investment (whether directly or indirectly) is prohibited by a Requirement of Law, or the Advances made by the Note Purchaser would be in violation of a Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest of any nature whatsoever in the Trust, with the result that such investment (whether directly or indirectly) is prohibited by a Requirement of Law or the Advances are in violation of a Requirement of Law.

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ARTICLE VII
TERMINATION EVENTS
     Section 7.01. Termination Events.
     Each of the following events (each a “Termination Event”) shall be a Termination Event under this Agreement:
     (a) The outstanding Advances, including accrued but unpaid interest thereon and other Obligations of the Trust, are not paid in full on the Stated Termination Date, or any Borrowing Base Deficiency is not remedied by the next Settlement Date following the determination that such Borrowing Base Deficiency exists, or there shall occur a failure to pay accrued and unpaid Yield in full as of any Settlement Date from Available Funds (including amounts withdrawn from the Reserve Account or the Capitalized Interest Account for such purpose) or otherwise; or
     (b) The Trust (other than as covered in (a) above), any Seller, the Depositor, the Servicer, the Administrator or the Eligible Lender Trustee shall fail to make any payment, transfer or deposit (unless waived by the payee or other party entitled to exercise such waiver) within two Business Days of the due date thereof (or, if the obligation in question arises under another Transaction Document, within the applicable cure period, if any, provided for such obligation in such Transaction Document) with respect to any of its obligations under this Agreement or any of the other Transaction Documents; provided, however, that the failure by the Trust to make a payment in full of an amount under Section 2.05(b)(v), (vi), (vii) or (ix) through (xv) solely due to insufficient Available Funds on a Settlement Date shall not in and of itself constitute a Termination Event (other than with respect to amounts due and owing on the Stated Termination Date); or
     (c) Any representation, warranty, certification or statement made or deemed to be made by the Trust, the Eligible Lender Trustee, any Seller, the Depositor or Sallie Mae, Inc. (as party to any Purchase Agreement) under or in connection with this Agreement or any other Transaction Document, or other information, report or document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made, deemed made or delivered (except for representations and warranties concerning Eligible FFELP Loans with respect to which the applicable Seller, Sallie Mae, Inc. (as party to any Purchase Agreement) the Depositor or the Servicer has repurchased or substituted for the related Student Loans or with respect to which the permitted period of time within which such Student Loans may be repurchased has not yet expired); provided, however, that such 30 day cure period shall not apply to breaches of representations or warranties under Section 5.01(b), (c), (d), (e), (f), (j), (m), (n), (p), (q), (s), (t), (v), (w) or (x), Section 5.02(e), (f) or (g) or Section 5.03(a) or (b); or
     (d) The Trust, the Eligible Lender Trustee, any Seller, the Depositor or the Sallie Mae, Inc. (as party to any Purchase Agreement) shall default in any material respect in the performance or observance of any term, covenant or undertaking to be performed or observed herein or in any other Transaction Document on its part (and not separately addressed under subsection (a), (b), (c) or (d) above) and any such failure shall remain unremedied (if such default can be remedied) for 30 days after the earlier of written notice thereof (or, if the

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obligation in question arises under another Transaction Document, within the cure period, if any, provided in such Transaction Document) shall have been received by the Trust or the Trust or the Administrator has actual knowledge thereof; provided, however, (i) such 30 day cure period shall not apply to defaults under Sections 6.01, 6.03, 6.11, 6.12, 6.13, 6.15(i), (j) or (l) and 6.16 (ii) a five day cure period shall apply to defaults under Section 6.15 (other than clause (i) thereof) and (iii) if a default under Section 6.02 and 6.08 has occurred which could reasonably be expected to have a Material Adverse Effect on the Trust or the Pledged Collateral, a five day cure period shall apply, otherwise the 30 day cure period shall apply; or
     (e) An Event of Bankruptcy shall have occurred with respect to the Trust, the Eligible Lender Trustee, the Depositor, any Seller, the Administrator, SLM Corporation or the Servicer; or
     (f) Either (i) a Servicer Default (other than in respect of matters covered by subsection (b) above, and other than an Event of Bankruptcy) shall have occurred, and the event or circumstance causing the existence of such Servicer Default has not been remedied within ten Business Days of such event or circumstance first constituting a Servicer Default or waived by the party entitled to exercise such waiver (but with such ten Business Day remedial period hereunder being exercisable only once by the Servicer for the benefit of the Trust, after which the existence of a further Servicer Default shall, without any additional remedial period (unless waived), also constitute a Termination Event hereunder), or (ii) the Servicing Agreement shall not be in full force and effect for any reason for a period of 30 days; or
     (g) If required, the Trust fails to make a necessary deposit into the Capitalized Interest Account or the Reserve Account such that they are not funded to their respective required amounts, and such deficiency shall remain uncured for two Business Days following the most recent Settlement Date, subject to the proviso in clause (b) above; or
     (h) The Excess Spread for any Settlement Period shall be less than 0.25%; or
     (i) Any Seller (other than SLM Education Credit Finance Corporation) or the Depositor shall default with respect to any outstanding financing arrangement (other than in connection with this Agreement) representing outstanding indebtedness in excess of $10,000,000, or the Servicer, the Administrator, SLM Education Credit Finance Corporation or SLM Corporation shall default with respect to any outstanding financing arrangement (other than in connection with this Agreement) representing outstanding indebtedness in excess of $50,000,000, and in any such case, the result of such default is to cause the acceleration of such indebtedness by the holders thereof or other parties entitled to direct such remedy; or
     (j) The occurrence of (i) any settlement or the filing of any judgment or adverse ruling against the Trust, any Seller (other than SLM Education Credit Finance Corporation) or the Depositor in excess of $10,000,000 on an individual basis or otherwise that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Trust, such Seller or the Depositor, and such judgment or order shall continue unsatisfied or unstayed for a period in excess of 30 days, or (ii) any settlement or the filing of any judgment or adverse ruling against the Servicer, the Administrator, SLM Education Credit Finance Corporation or SLM Corporation in excess of $50,000,000 on an individual basis or otherwise that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on

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the Servicer or SLM Corporation, and such judgment or order shall continue unsatisfied or unstayed for a period in excess of 30 days; or
     (k) Any material adverse development in any federal or state litigation, investigation or proceeding against the Trust, any Seller, the Servicer, the Administrator or SLM Corporation shall occur that could reasonably be expected to have a Material Adverse Effect on such Person and is not resolved for a period of 30 days after notice to the applicable party; or
     (l) The Trust, any Seller, the Depositor, the Servicer or SLM Corporation undergoes a direct change of control that was not consented to by the Administrative Agent; provided, that a change of control of any such entity that is a direct or indirect wholly-owned subsidiary of SLM Corporation shall not require such consent if, after giving effect to such change, (i) such entity remains a direct or indirect wholly-owned subsidiary of SLM Corporation, and (ii) such change does not result in any factual assumptions underlying legal opinions given on the Closing Date which address bankruptcy substantive consolidation and/or the sale of the Student Loans on a true sale basis, to be violated in any manner deemed material by the Administrative Agent; or
     (m) The Administrative Agent, for the benefit of the Secured Creditors, shall, for any reason, cease to have a valid and perfected first priority security interest in any material portion of the Pledged Collateral or the Trust shall, for any reason, cease to have a valid and perfected first priority ownership interest in any material portion of the Trust Student Loans and Collections with respect thereto in each case for a period of two Business Days following the Administrator acquiring such knowledge or its receipt of such notice; or
     (n) (i) The Internal Revenue Service shall file notice of a lien involving a sum in excess of $50,000,000 pursuant to Section 6321 or 6323 of the Internal Revenue Code with regard to any assets of the Trust and such lien shall not have been released within three Business Days or (ii) any Person shall institute steps to terminate any Benefit Plan if the assets of such Benefit Plan are insufficient to satisfy all of its benefit liabilities in excess of $50,000,000 (as determined under Title IV of ERISA), or a contribution failure in excess of $50,000,000 occurs with respect to any Benefit Plan, and in either case which is sufficient to give rise to a lien under Section 302(f) or 303(k), as applicable, of ERISA or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA each with regard to any of the assets of the Trust and any such lien shall not have been released within three Business Days; or
     (o) Any material provision of this Agreement or any other Transaction Document (other than a Guarantee Agreement that does not apply at such time to any Trust Student Loans) to which the Trust, the Administrator, any Seller, the Depositor or the Servicer is a party shall cease to be in full force and effect and such event shall continue for five days after written notice thereof shall have been received by the Trust or the Trust or the Administrator has actual knowledge; or
     (p) Any amendment to the Higher Education Act or any other federal law becomes effective that materially adversely affects the ownership or security interests of the Administrative Agent or the Note Purchaser in the Pledged Collateral; or

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     (q) The occurrence of any material adverse development including legislative changes that could be expected to cause a 0.10% or more yield level decline in the Student Loans owned by the Trust (provided, that such event may be remedied by an adjustment relevant to clauses (a)(ii) or (b)(ii) of the definition of Applicable Percentage pursuant to the Valuation Agreement within 30 days of effectiveness of such development); or
     (r) The Depositor shall fail to maintain its status as a limited purpose bankruptcy remote limited liability company or the Trust shall fail to maintain its status as a single purpose bankruptcy remote Delaware statutory trust; or
     (s) The Consolidated Tangible Net Worth of SLM Corporation shall be less than $1,380,000,000 as of the end of a calendar month; or
     (t) At the last day of each fiscal quarter of SLM Corporation, either (i) the Interest Coverage Ratio shall be less than 1.15:1.00 or (ii) the Net Adjusted Revenue shall be less than $400,000,000, in each case for the period of four consecutive fiscal quarters then ended; or
     (u) Any subsidiary of SLM Corporation (other than a banking subsidiary) shall have incurred, assumed or suffered to exist any Debt except (i) Debt existing on the date hereof (or the refinancing thereof), (ii) Debt owing to SLM Corporation or a wholly-owned subsidiary, (iii) Debt secured by liens, (iv) permitted non-recourse Debt and (e) Debt (other than Debt permitted pursuant to clauses (i), (ii), (iii) and (iv) above) not exceeding in aggregate principal amount at any time outstanding for all subsidiaries an amount equal to 20% of consolidated net worth at such time; or
     (v) The Trust becomes required to register under the Investment Company Act and such requirement is not lifted or removed for a period of 30 days after the Trust or the Administrator receives notice or has knowledge of such requirement; or
     (w) Other than as to the subject matter covered in clauses (x) and (y) below, an Administrator Default shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Trust or the Pledged Collateral; or
     (x) The Administrator shall fail to timely comply with any obligation in the Administration Agreement to deliver the Monthly Report substantially in the form and manner required in order to permit and direct the Paying Agent to make the required distributions and allocations of Available Funds contemplated in Section 2.05 and any such failure shall continue for a period of five Business Days following the due date for such delivery under the Administration Agreement; or
     (y) The Administrator shall fail to deliver the information required under Section 3.03 of the Valuation Agent Agreement and any such failure shall continue for a period of two Business Days following the due date for such delivery under the Valuation Agent Agreement and shall further continue for a period of one Business Day after notice from the Administrative Agent (but with such one Business Day remedial period after notice hereunder being exercisable only twice by the Administrator).
     Section 7.02. Remedies.

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     (a) After the occurrence of a Termination Event, the Administrative Agent may, by notice to the Trust, declare that a Termination Date shall have occurred (except that, in the case of any event described in Section 7.01(e) above, the Termination Date shall be deemed to have occurred automatically).
     (b) Upon the occurrence of the Termination Date and prior to any sale of the Collateral pursuant to Section 7.02(c) below, the Depositor shall have the right to exercise a call (“Depositor Call Right”) and purchase the Outstanding Note from the Note Purchaser for a price equal to the Obligations.
     (c) Upon the declaration of the Termination Date or the automatic occurrence thereof, all of the Obligations due and owing to the Note Purchaser shall become immediately due and payable. Upon any such declaration or automatic occurrence, the Administrative Agent (for the benefit of the Secured Creditors) shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided to a secured party under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. The rights and remedies of a secured party which may be exercised by the Administrative Agent pursuant to this Article shall include, without limitation, the right, without notice except as specified below, to solicit and accept bids for and sell the Pledged Collateral in one or more parcels at a public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, and upon such other terms as the Administrative Agent may deem commercially reasonable. Any sale or transfer by the Administrative Agent of Trust Student Loans shall only be made to an Eligible Lender (it being understood for the avoidance of doubt, that such sale or transfer may be made to a beneficial owner holding through an eligible lender trustee). The Trust agrees that, to the extent notice of sale shall be required by law, ten Business Days’ notice to the Trust and the Administrator of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and that it shall be commercially reasonable for the Administrative Agent to sell the Pledged Collateral on an “as is” basis, without representation or warranty of any kind. The proceeds of any such sale shall be deposited into the Collection Account and shall be distributed pursuant to Section 2.05(b). The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given and may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     Section 7.03. Setoff. Each of the Administrative Agent and the Secured Creditors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date due to the occurrence of a Termination Event to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Administrative Agent or such Secured Creditor to, or for the account of, the Trust against the amount of the outstanding Note owing by the Trust to such Person or to the Administrative Agent on behalf of such Person (even if contingent or unmatured).

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ARTICLE VIII
INDEMNIFICATION
     Section 8.01. Indemnification by the Trust.
     (a) Without limiting any other rights which any such Person may have hereunder or under applicable law, the Trust hereby agrees to indemnify the Paying Agent, the Securities Intermediary, the Administrative Agent, the Note Purchaser (including assignee Note Purchasers), and each of their respective Affiliates, and each of their respective successors, transferees, participants and assigns (and successors, transferees, participants and assigns thereof) and all officers, directors, shareholders, controlling Persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “ Trust Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby or the use of proceeds therefrom by the Trust, including (without limitation) in respect of the funding of any Advance or in respect of any Pledged Collateral, excluding, however, (x) any indemnified amounts to the extent determined by a final non-appealable decision of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of any Indemnified Party and (y) any Taxes, loss of Tax benefits, or costs incurred in contesting any Taxes or loss of Tax benefits (the related indemnities for which are set out solely in Section 2.18 of this Agreement). Without limiting the foregoing, but subject to the exclusions described in clauses (x) and (y) above, the Trust agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:
     (i) the grant of a security interest to the Administrative Agent (for the benefit of the Secured Parties);
     (ii) the breach of any representation or warranty made by the Trust, the Administrator or the Servicer (or any of their respective officers) under or in connection with this Agreement or the other Transaction Documents, any Monthly Report, officer’s certificate or any other information, report or certificate delivered by the Trust or the Administrator or the Servicer pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;
     (iii) the failure by the Trust, the Administrator or the Servicer to comply in any material respect with any applicable law, rule or regulation with respect to any Student Loan, or the nonconformity of any Student Loan with any such applicable law, rule or regulation;
     (iv) the failure to vest and maintain vested in the Administrative Agent, for the benefit of the Secured Parties, a first-priority security interest in all the Pledged Collateral, free and clear of any Adverse Claim;

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     (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Pledged Collateral;
     (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Student Loan (including, without limitation, a defense based on such Student Loan not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);
     (vii) the commingling of any proceeds of Pledged Collateral at any time with other funds;
     (viii) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or the ownership of any Pledged Collateral;
     (ix) any failure of the Trust, the Administrator, the Servicer, the Depositor or any Seller to comply with its covenants contained in this Agreement or any other Transaction Document, as applicable; or
     (x) any claim brought by any Person other than an Indemnified Party arising from any activity by the Trust, the Administrator, the Servicer, any Seller, the Depositor or any Affiliate of any of them in servicing, administering or collecting any Student Loan.
     (b) Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Trust to the related Indemnified Party on or before the 30th day following the date of demand therefor accompanied by reasonable supporting documentation with respect to such amount.
ARTICLE IX
ADMINISTRATIVE AGENT
     Section 9.01. Authorization and Action. The Note Purchaser hereby appoints UBS Securities LLC as agent for purposes of the Transaction Documents and authorizes UBS Securities LLC, in such capacity, to take such action on its behalf under each Transaction Document and to exercise such powers, hereunder and thereunder as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.
     Section 9.02. Exculpation. Neither the Administrative Agent (acting in such capacity under the Transaction Documents) nor any of its directors, officers, agents or employees shall be liable to the Note Purchaser (including any assignee Note Purchaser) for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent:

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     (a) may consult with legal counsel (including counsel for the Trust and the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
     (b) makes no warranty or representation to the Note Purchaser, and shall not be responsible to the Note Purchaser (including any assignee Note Purchaser), for any statements, warranties or representations made by the Trust or the Servicer, in or in connection with any Transaction Document;
     (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of the Servicer, the Trust or any Seller or any of their respective Affiliates or to inspect the property (including the books and records) of them or any of their respective Affiliates;
     (d) shall not be responsible to the Note Purchaser (including any assignee Note Purchaser) for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Note, any other Transaction Document or any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith; and
     (e) shall incur no liability under or in respect of any Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or other electronic transmission) believed by it to be genuine and signed or sent by the proper party or parties.
     Section 9.03. Administrative Agent and Affiliates. The Administrative Agent, including, but not limited to, UBS Securities LLC and any of its Affiliates may generally engage in any kind of business with the Trust, the Servicer, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any of them or any of their respective Affiliates, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to the Note Purchaser (including any assignee Note Purchaser).
     Section 9.04. Note Purchaser’s Credit Decision. The Note Purchaser (including any assignee Note Purchaser) acknowledges that it has, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Note Purchaser and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Such Note Purchaser also acknowledges that it will, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Note Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.
     Section 9.05. Certain Matters Affecting the Administrative Agent.
     (a) The Administrative Agent may rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond

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or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
     (b) The Administrative Agent may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Administrative Agent under this Agreement in good faith and in accordance with such Opinion of Counsel.
     (c) Notwithstanding anything to the contrary, the Administrative Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any Note Purchaser pursuant to the provisions of this Agreement unless such Note Purchaser shall have furnished to the Administrative Agent security or indemnity satisfactory to the Administrative Agent against the costs, expenses and liabilities that may be incurred therein or thereby.
     (d) The Administrative Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Note Purchaser; provided, however, that if the payment within a reasonable time to the Administrative Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Administrative Agent, not reasonably assured to the Administrative Agent by the security afforded to it by the terms of this Agreement, the Administrative Agent may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request or, if paid by the Administrative Agent, shall be reimbursed by the Person making such request upon demand.
     (e) The Administrative Agent may execute any of the trusts or powers under this Agreement or any other Transaction Document or perform any duties under this Agreement or any other Transaction Document either directly or by or through agents or attorneys or custodians. The Administrative Agent shall not be responsible to any Note Purchaser for any misconduct or negligence on the part of any agent or attorney appointed with due care by the Administrative Agent. The Administrative Agent shall not be responsible for any misconduct or negligence attributable to the acts or omissions of the Servicer or the Administrator.
     (f) The Administrative Agent may rely, as to factual matters relating to any of the Servicer or Administrator, on an officer’s certificate of the Servicer or Administrator.
     (g) The Administrative Agent shall not be required to take any action or refrain from taking any action under this Agreement, or any Transaction Document referred to herein, nor shall any provision of this Agreement or any such Transaction Document be deemed to impose a duty on the Administrative Agent to take action, if the Administrative Agent shall have been advised by counsel that such action is contrary to the terms of this Agreement or any Transaction Document or is contrary to law.
     (h) The Trust, the Servicer and the Administrator hereby (i) acknowledge that the Note Purchaser (including any assignee Note Purchaser) has the right, in certain instances, to

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require the Administrative Agent to take or refrain from taking certain actions under the terms of this Agreement and the other Transaction Documents and (ii) agree that the Administrative Agent has no liability to the Trust, the Servicer or the Administrator, with respect to taking or refraining from taking any such actions at the request of any Note Purchaser, it being understood that the foregoing provision does not relieve the Administrative Agent from any express obligations the Administrative Agent undertakes under this Agreement in its capacity as Administrative Agent.
     (i) When this Agreement or any other Transaction Document provides that a right, consent, approval or duty is expressly stated to be exercisable or performable by the Administrative Agent, the parties hereto understand and agree that the Administrative Agent is entitled to exercise its rights under such provision without the consent of the Note Purchaser (including any assignee Note Purchaser).
     Section 9.06. Administrative Agent Not Liable. The Administrative Agent makes no representations as to the validity or sufficiency of this Agreement, any Note or any other Transaction Document. The Administrative Agent shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any security interest in any Pledged Collateral, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority or its ability to generate the payments to be distributed to a Note Purchaser under this Agreement, including, without limitation, the existence, condition, location and ownership of any property; the performance or enforcement of any Student Loan; the compliance by the Trust, the Servicer, the Administrator, or any Seller with any covenant or the breach by any of them of any warranty or representation made under this Agreement or any other Transaction Document or in any related document and the accuracy of any such warranty or representation prior to the Administrative Agent’s receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by or at the direction of the Trust, the Administrator or the Servicer, or any loss resulting therefrom (it being understood, however, that the Administrative Agent shall remain otherwise responsible for any Pledged Collateral that it may hold directly); the acts or omissions of the Trust, the Administrator, the Servicer or any Obligor, any action of the Servicer or Administrator taken in the name of the Trust or the Administrative Agent, and/or Note Purchasers which are authorized to provide such instruction in accordance with this Agreement or any of the other Transaction Documents; provided, however, that the foregoing shall not relieve the Administrative Agent of its obligations to perform its duties under this Agreement. The Administrative Agent shall not be accountable for the use or application by the Trust of any proceeds of the Advances, or for the use or application of any funds paid to the Servicer or Administrator in respect of the Student Loans or any other Pledged Collateral.
     Section 9.07. Agent May Own Notes. The Administrative Agent in its individual or any other capacity may become the owner or pledgee of the Note with the same rights as it would have if it were not the Administrative Agent and may deal with the Administrator and the Servicer and their Affiliates in banking transactions with the same rights as it would have if it were not the Administrative Agent.
     Section 9.08. Resignation or Removal of Agent.

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     (a) Subject to the provisions of subsection (c) of this Section 9.08, any Person acting as Administrative Agent may at any time resign as Administrative Agent under this Agreement and the other Transaction Documents by giving 30 days’ prior written notice thereof to the Trust, the Administrator and the Servicer. Upon receiving such notice of resignation, the Majority Lenders shall promptly appoint a successor Administrative Agent (with the approval of the Trust and the Administrator, which approval shall not be unreasonably withheld or delayed) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Administrative Agent and the other copy of which instrument shall be delivered to the successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Administrative Agent may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent. The Trust shall reimburse the resigning Administrative Agent pursuant to Section 2.05(b) for all expenses that shall have been incurred by such resigning Administrative Agent in accordance with this Agreement and the other Transaction Documents prior to the effective date of resignation of such resigning Administrative Agent (excluding expenses in connection with such resignation).
     (b) If at any time the Administrative Agent shall be legally unable to act, or shall be adjudged a bankrupt or insolvent or a receiver of the Administrative Agent or of its property shall be appointed or any public officer shall take charge or control of the Administrative Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Note Purchasers shall remove the Administrative Agent. If the Administrative Agent shall have been removed under the authority of the immediately preceding sentence, the Majority Lenders (with approval of the Trust and the Administrator, not to be unreasonably withheld or delayed) shall promptly appoint a successor Administrative Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the Administrative Agent so removed and the other copy of which instrument shall be delivered to the successor Administrative Agent. The Trust shall reimburse the removed Administrative Agent pursuant to Section 2.05(b) for all expenses which shall have been incurred by such removed Administrative Agent in accordance with this Agreement and the other Transaction Documents prior to the effective date of removal of such removed Administrative Agent.
     (c) Any resignation or removal of the Administrative Agent and appointment of a successor Administrative Agent pursuant to any of the provisions of this Section 9.08 shall not become effective until acceptance of appointment by the successor agent as provided in Section 9.09.
     Section 9.09. Successor Administrative Agent. Any successor Administrative Agent appointed as provided in this Article IX shall execute, acknowledge and deliver to the Trust and the Administrator and to its predecessor Administrative Agent an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Administrative Agent shall become effective and such successor Administrative Agent, without any further act, deed or conveyance (except as provided below), shall become fully vested with all the rights, power, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Administrative Agent; but, on request of the Trust or the Administrator, or the successor Administrative Agent, such predecessor Administrative Agent shall, upon payment of its expenses then unpaid, execute and deliver an instrument transferring to such successor Administrative Agent all of the rights, powers and trusts of the Administrative

[SLM UBS Note Purchase Agreement]
Agent so ceasing to act, and shall duly assign, transfer and deliver to such successor Administrative Agent all property and money held by such Administrative Agent so ceasing to act hereunder. Upon request of any such successor Administrative Agent, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Administrative Agent all such rights, powers and trusts. The predecessor Administrative Agent shall deliver to the successor Administrative Agent all documents and statements held by it under this Agreement or any Transaction Document; and the predecessor Administrative Agent and the other parties to the Transaction Documents shall amend any Transaction Document to make the successor Administrative Agent the successor to the predecessor Administrative Agent thereunder; and the Administrator and the predecessor Administrative Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Administrative Agent all such rights, powers, duties and obligations. No successor Administrative Agent shall accept its appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Administrative Agent shall be eligible under the provisions of Section 9.10.
     Section 9.10. Eligibility Requirements for Successor Agent. Any successor Administrative Agent under this Agreement shall be a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $500,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time any successor Administrative Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, such successor Administrative Agent shall resign immediately in the manner and with the effect specified in Section 9.08.
     Section 9.11. Merger or Consolidation of Agent. Any corporation into which the Administrative Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Administrative Agent shall be a party, or any corporation succeeding to the corporate trust business of the Administrative Agent, shall be the successor of the Administrative Agent under this Agreement, provided such corporation shall be eligible under the provisions of Section 9.10, without the execution or filing of any instrument or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.
     Section 9.12. Indemnification of Agent. Each Note Purchaser agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Trust), ratably according to the Note Purchaser’s pro rata share of outstanding Advances, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided, however, that no Note Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages,

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penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.
ARTICLE X
MISCELLANEOUS
     Section 10.01. Amendments, Etc. Unless otherwise specified herein, no amendment to or waiver of any provision of this Agreement nor consent to any departure by Trust or any other Person therefrom shall in any event be effective unless the same shall be in writing and signed by the Trust, the Eligible Lender Trustee, the Administrative Agent, the Note Purchaser and, if such amendment or waiver affects the rights or obligations thereof, the Paying Agent or the Securities Intermediary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. To the extent the consent of any of the parties hereto (other than the Trust) is required under any of the Transaction Documents, the determination as to whether to grant or withhold such consent shall be made by such party in its sole discretion without any implied duty toward any other Person, except as otherwise expressly provided herein or therein.
     Section 10.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy or other electronic means) and mailed, delivered by nationally recognized overnight courier service, transmitted or delivered by hand, as to each party hereto, at its address set forth on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the specified facsimile number and an appropriate confirmation is received, (ii) if given by email, when sent to the specified email address and an appropriate confirmation is received, (iii) if given by mail, five days after being deposited in the United States mails, first class postage prepaid (except that notices and communications pursuant to Article II shall not be effective until received), (iv) if given by recognized courier guaranteeing overnight delivery, the Business Day following such day after such communication is delivered to such courier or (v) if given by any other means, when delivered at the address (electronic or otherwise) specified in this Section.
     Section 10.03. No Waiver; Remedies. No failure on the part of the Eligible Lender Trustee, the Administrative Agent or the Secured Creditors to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 10.04. Successors and Assigns; Binding Effect.
     (a) This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns; provided, however, that neither the Trust nor the Administrator may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Administrative Agent. Except as provided in clause (b) below and except as provided in Article

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III, no provision of this Agreement shall in any manner restrict the ability of the Note Purchaser to assign, participate, grant security interests in, or otherwise transfer any portion of the Note.
     (b) The Note Purchaser, through the Administrative Agent, shall have the right (but not the obligation) at any time to assign, transfer or syndicate or to grant participation interests in all or any part of the Note, the Advances, the Pledged Collateral and its other rights and obligations hereunder to one or more institutions consented to by the Administrator on behalf of the Trust, such consent not to be unreasonably withheld or delayed (it being understood that the existence of a contractual restriction not permitting such assignments entered into by an Affiliate of SLM Corporation with another lender or prospective lender or financing provider shall, in and of itself, constitute reasonable grounds for the withholding or delaying of consent to the Note Purchaser’s proposed assignment or participation); provided, however, that the Note Purchaser shall have the right to so assign, transfer or syndicate and to so participate in its sole discretion and not subject to the aforementioned restrictions on the earliest to occur of (a) the 180th day following the last occurring closing in respect of the other financing facilities of SLM Corporation or its Affiliates referred to in Section 4.02(c)(vi) above, (b) the 180th day following February 29, 2008 or (c) the date that a successful syndication (as described below) shall have occurred in respect of such other financing facilities. The Administrative Agent shall use its best efforts to execute any assignment or participation with minimal or no cost to the Trust. The Trust agrees, if requested by the Administrative Agent in connection with an assignment of the Note in compliance with this Section 10.04(b), to execute or cause the execution of one or more Notes in exchange for the existing Note, reflecting the outstanding principal amount of the Advances being assigned and retained, and to cause the holders thereof to be appropriately registered on the note register of the Trust. In the event of such assignment and issuance of Notes, any references to “the Note” in this Agreement shall be deemed to refer to all such Notes and holders thereof, except where the context shall otherwise require. It is further understood that the Note Purchaser shall retain its obligations under the Transaction Documents notwithstanding any aforementioned participation. As used above, “successful syndication” means that there shall have occurred assignments and assumptions of the commitments of the initial lenders/financing providers under the above-referenced other financing facilities, to an extent at least meeting the applicable target hold levels for such syndication as in effect on the Closing Date. The Administrator shall notify the Administrative Agent promptly upon completion of a successful syndication.
     (c) In addition, any Note Purchaser or any of its Affiliates may pledge or assign any of its rights under this Agreement and under the Transaction Documents to any Federal Reserve Bank within the United States, without notice to or consent of the Trust or any other Note Purchaser; provided that no such pledge or grant of a security interest shall release a Note Purchaser from any of its obligations under this Agreement, or substitute any such pledgee or grantee for such Note Purchaser as a party to this Agreement.
     (d) The assignor and the assignee involved in an assignment referred to in this Section 10.04 shall execute and deliver to the Administrative Agent an Assignment and Assumption, duly executed by each such party, and the assigning Note Purchaser shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in, and to enable the assignee to exercise or enforce any rights hereunder or under any applicable Note. The Administrative Agent shall promptly deliver to the

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Trust a copy of each Assignment and Assumption that it receives pursuant to the terms of this Section 10.04.
     (e) The respective assignee receiving such assignment shall have all of the rights of a Note Purchaser hereunder and all references to the Note Purchaser herein, except where the context may otherwise require, shall be deemed to apply to such assignee as an assignee Note Purchaser hereunder.
     (f) Each Note Purchaser authorizes the Administrative Agent to, and the Administrative Agent agrees that it shall, endorse any applicable Note to reflect any assignments made pursuant to this Section 10.04 or otherwise (but failure to endorse such Note shall not affect the right of any Note Purchaser hereunder).
     Section 10.05. Survival. The rights and remedies with respect to any breach of a representation and warranty made by or on behalf of the Trust pursuant to Article V and the indemnification and payment provisions of Articles VIII and IX and Sections 2.13, 2.18, 10.06, 10.08, 10.09, 10.11, 10.12, 10.13 and 10.15 shall be continuing and shall survive the termination of this Agreement and, with respect to the Administrative Agent’s and the Eligible Lender Trustee’s rights under Articles VIII, IX and X, the removal or resignation of the Administrative Agent or the Eligible Lender Trustee.
     Section 10.06. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     Section 10.07. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     Section 10.08. Submission to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 10.08 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE NOTE PURCHASER TO BRING ANY ACTION OR PROCEEDING AGAINST THE TRUST OR THE ADMINISTRATOR OR

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ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.
     Section 10.09. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.
     Section 10.10. Appointment of Service Agent. The Trust and the Administrator each hereby appoint CT Corporation located at 111 Eighth Avenue, New York, New York 10011 as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York by the Administrative Agent or the Note Purchaser or any successor or assignee of any of them.
     Section 10.11. Costs and Expenses. The Trust agrees to pay, on or before the 30th day following the date of demand all reasonable and customary costs, fees and expenses of the Eligible Lender Trustee, the Paying Agent, the Securities Intermediary, the Administrative Agent and the Note Purchaser incurred in connection with the due diligence, negotiation, preparation, execution, delivery, renewal or any amendment or modification of, or any waiver or consent issued in connection with, this Agreement or any other Transaction Document, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Eligible Lender Trustee, the Paying Agent, the Securities Intermediary, the Administrative Agent or the Note Purchaser with respect thereto and all costs, fees and expenses, if any (including reasonable counsel fees and expenses), incurred by the Eligible Lender Trustee, the Paying Agent, the Securities Intermediary, the Administrative Agent or the Note Purchaser in connection with the enforcement of this Agreement and the other Transaction Documents. Notwithstanding the foregoing, the Administrative Agent and the Note Purchaser agree that the Trust shall only be required to pay amounts for legal fees and expenses of a single law firm engaged by the Administrative Agent on behalf of the Administrative Agent and the Secured Creditors, unless otherwise agreed to by the Trust in its sole discretion. SLM Education Credit Finance Corporation agrees to pay such required payments on behalf of the Trust on the Closing Date to the extent such expenses are properly invoiced prior to the Closing Date.
     Section 10.12. Bankruptcy Non-Petition and Limited Recourse. Notwithstanding any other provision of this Agreement, each party hereto (other than the Trust) covenants and agrees that it shall not, prior to the date which is one year and one day (or, if longer, any applicable preference period plus one day) after payment in full of the Notes, institute against, or join any other Person in instituting against, the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any similar proceeding under any federal or state bankruptcy or similar law; provided that nothing in this provision shall preclude or be deemed to stop any party hereto (a) from taking any action prior to the expiration of the aforementioned one year and one day period in (i) any case or proceeding voluntarily filed or commenced by the Trust or (ii) any involuntary insolvency proceeding filed or commenced against the Trust by a

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Person other than any other party hereto or (b) from commencing against the Trust or the Pledged Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency or a liquidation proceeding. The obligations of the Trust under this Agreement are limited recourse obligations payable solely from Pledged Collateral and, following realization of the Pledged Collateral and its application in accordance with the terms hereof, any outstanding obligations of the Trust hereunder shall be extinguished and shall not thereafter revive. In addition, no recourse shall be had for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner or security holder of the Trust or any of its successors or assigns. The provisions of this Section shall survive the termination of this Agreement.
     Section 10.13. Recourse Against Certain Parties. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Eligible Lender Trustee, the Administrative Agent or the Note Purchaser as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of the Eligible Lender Trustee, the Administrative Agent or the Note Purchaser or any incorporator, Affiliate, stockholder, officer, employee or director of the Eligible Lender Trustee, the Administrative Agent or the Note Purchaser or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Eligible Lender Trustee, the Administrative Agent and the Note Purchaser contained in this Agreement and all of the other agreements, instruments and documents entered into by the Eligible Lender Trustee, the Administrative Agent or the Note Purchaser pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Eligible Lender Trustee, the Administrative Agent or the Note Purchaser, as applicable. No personal liability whatsoever shall attach to or be incurred by any administrator of the Eligible Lender Trustee, the Administrative Agent or the Note Purchaser or any incorporator, stockholder, Affiliate, officer, employee or director of the Eligible Lender Trustee, the Administrative Agent or the Note Purchaser of any such administrator, as such, or any other them, under or by reason of any of the obligations, covenants or agreements of the Eligible Lender Trustee, the Administrative Agent or the Note Purchaser contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of the Eligible Lender Trustee, the Administrative Agent or the Note Purchaser and each incorporator, stockholder, Affiliate, officer, employee or director of the Eligible Lender Trustee, the Administrative Agent or the Note Purchaser or of any such administrator, or any of them, for breaches by the Eligible Lender Trustee, the Administrative Agent or the Note Purchaser of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section shall survive the termination of this Agreement and, with respect to the rights of the Eligible Lender Trustee or the Administrative Agent, the resignation or removal of the Eligible Lender Trustee or the Administrative Agent.
     Section 10.14. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by facsimile or electronic mail of

[SLM UBS Note Purchase Agreement]
an executed signature page of this Agreement or any other Transaction Document shall be effective as delivery of an executed counterpart hereof.
     Section 10.15. Confidentiality.
     (a) Each of the Administrative Agent and the Note Purchaser agrees to keep confidential and not disclose any non-public information or documents related to the Trust or any Affiliate of the Trust delivered or provided to such Person in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and which are clearly identified in writing by the Trust or such Affiliate as being confidential; provided, however, that each of the foregoing may disclose such information
     (i) to the extent required or deemed necessary and/or advisable by such Person’s counsel in any judicial, regulatory, arbitration or governmental proceeding or under any law, regulation, order, subpoena or decree or pursuant to the request or directive of any Governmental Authority;
     (ii) to its Affiliates, and its or their officers, directors, employees, accountants, auditors and outside counsel, in each case, provided they are informed of the confidentiality thereof and agree to maintain such confidentiality;
     (iii) in connection with the enforcement hereof or of any of the other Transaction Documents;
     (iv) to any Rating Agency rating the securities of SLM Corporation;
     (v) to such other Persons as may be approved by the Trust; and
     (vi) in connection with any assignment, transfer, syndication or grant of participation interests in all or any part of the Note, the Advances, the Pledged Collateral and their other rights and obligations hereunder as contemplated by Section 10.04(b); provided, that the Person to whom the Note Purchaser or Administrative Agent proposes to disclose any such non-public information or documents shall have entered into a confidentiality agreement with SLM Corporation in a form acceptable to SLM Corporation for such express purpose (it being understood that a confidentiality agreement substantially similar to the confidentiality agreement entered into by the Administrative Agent and SLM Corporation shall constitute a form acceptable to SLM Corporation); provided further, that any financial projections requested by any such Person in connection with this subparagraph (vi) shall be delivered exclusively by SLM Corporation as provided in Section 2.08 of the Administration Agreement.
Notwithstanding the foregoing, the foregoing obligations shall not apply to any such information, documents or portions thereof that (i) were of public knowledge or literature generally available to the public at the time of such disclosure; or (ii) have become part of the public domain by publication or otherwise, other than as a result of the failure of such party or any of its respective employees, directors, officers, advisors, accountants, auditors, or legal counsel to preserve the confidentiality thereof.

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     (b) Each of the Trust, the Servicer and the Administrator hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information of or with respect to the Note Purchaser or the Administrative Agent to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized statistical rating organization, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (ii) as otherwise required by applicable law or order of a court of competent jurisdiction or (iii) the existence of this facility and any material limitations on funding, to other providers of student loan asset-backed financing facilities to SLM Corporation and in accordance with a press release issued by SLM Corporation a copy of which is forwarded to the Administrative Agent.
     (c) Notwithstanding any other provision herein to the contrary, each of the parties hereto (and each employee, representative or other agent of each such party) may disclose to any and all persons, without limitation of any kind, any information with respect to the United States federal, state and local “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party or its representatives relating to such tax treatment and tax structure; provided, that no person may disclose the name of or identifying information with respect to any party identified in the Transaction Documents or any pricing terms or other nonpublic business or financial information that is unrelated to the United States federal, state and local tax treatment of the transaction and is not relevant to understanding the United States federal, state and local tax treatment of the transaction, without the prior consent of the Trust; provided further, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local tax treatment or tax structure of the transactions contemplated hereby.
     Section 10.16. Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.
     Section 10.17. Entire Agreement. This Agreement, including all Exhibits, Schedules and Appendices and other documents attached hereto or incorporated by reference herein, together with the other Transaction Documents constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other negotiations, understandings and representations, oral or written, with respect to the subject matter hereof (it being understood for the avoidance of doubt, that the obligations of SLM Corporation under the commitment letter delivered concurrently with the Fee Letter survive to the extent of and as limited by their express terms).
     Section 10.18. Eligible Lender Trustee. The parties hereto agree that the Eligible Lender Trustee shall be afforded all of the rights, immunities and privileges afforded to the Eligible Lender Trustee under the Trust Agreement in connection with its execution of this Agreement. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by The Bank of New York Trust Company, N.A., not individually or

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personally but solely as Eligible Lender Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by The Bank of New York Trust Company, N.A. but is made and intended for the purpose for binding only the Trust and (c) under no circumstances shall The Bank of New York Trust Company, N.A. be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the performance, breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.
     Section 10.19. USA Patriot Act Notice. The Administrative Agent and the Note Purchaser hereby notifies the Trust, the Administrator and each Seller that pursuant to the requirements of the Patriot Act, such Person is required to obtain, verify, and record information that identifies the Trust, the Administrator and each Seller, which information includes the name and address of such parties and other information that will allow such Person to identify the Trust, the Administrator and each Seller in accordance with the Patriot Act.
     Section 10.20. The Paying Agent.
     (a) The Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Paying Agent. In the absence of bad faith on its part, the Paying Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Paying Agent and conforming to the requirements of this Agreement; provided, however, that the Paying Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreements.
     (b) The Paying Agent shall not be liable for any error of judgment made in good faith by an Authorized Officer of the Paying Agent, except for its own gross negligence, willful misconduct or bad faith.
     (c) Before the Paying Agent acts or refrains from acting, it may require and shall be entitled to receive written directions or an officer’s certificate of the Administrator. The Paying Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such directions or officer’s certificate.
     (d) The Paying Agent may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Agreement and the Note shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (e) The Paying Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 2.08.
     (f) The Paying Agent shall not be liable for interest on any money received by it.
     (g) Money held in trust by the Paying Agent need not be segregated from other funds except to the extent required by law or the terms of this Agreement.

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     (h) No provision of this Agreement shall require the Paying Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.
     (i) The Paying Agent shall have no obligation to administer, service or collect the Trust Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Trust Student Loans.
     (j) In the event that the Paying Agent is the Securities Intermediary, the rights and protections afforded to the Paying Agent pursuant to this Agreement shall also be afforded to the Paying Agent in its capacity as Securities Intermediary.
     (k) Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Paying Agent shall be subject to the provisions of this Section.
     (l) The Paying Agent may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Paying Agent shall have no duty to inquire into the authority of the Person signing such document.
     (m) The Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Paying Agent shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.
     (n) The Paying Agent shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Paying Agent’s conduct does not constitute willful misconduct, negligence or bad faith.
     (o) The Paying Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement, it shall not be accountable for the Trust‘s use of the proceeds from the Note, and it shall not be responsible for any statement in this Agreement or in any document issued in connection with the sale of the Note.
     (p) No resignation or removal of the Paying Agent and no appointment of a successor Paying Agent shall become effective until the acceptance of appointment by the successor Paying Agent pursuant to this Section. The Paying Agent may resign at any time by so notifying the Administrative Agent and the Administrator.
     (i) If the Paying Agent resigns or is removed or if a vacancy exists in the office of Paying Agent for any reason (the Paying Agent in such event being referred to herein as the retiring Paying Agent), the Administrator shall promptly appoint a successor Paying Agent.
     (ii) A successor Paying Agent shall deliver a written acceptance of its appointment to the retiring Paying Agent and to the Administrator. Thereupon the resignation or removal of the retiring Paying Agent shall become effective,

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and the successor Paying Agent shall have all the rights, powers and duties of the Paying Agent under this Agreement. The retiring Paying Agent shall promptly transfer all property held by it as Paying Agent to the successor Paying Agent.
     (iii) If a successor Paying Agent does not take office within 60 days after the retiring Paying Agent resigns or is removed, the retiring Paying Agent, or the Administrator may petition any court of competent jurisdiction for the appointment of a successor Paying Agent.
     (iv) Notwithstanding the replacement of the Paying Agent pursuant to this Section, the Trust’s obligations under Section 2.05(b) and 8.01 shall continue for the benefit of the retiring Paying Agent.
     (q) If the Paying Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Paying Agent.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE TRUST: PHOENIX FUNDINGS I
By:	THE BANK OF NEW YORK TRUST COMPANY, N.A., not in its individual capacity but solely in its capacity as Eligible Lender Trustee under the Amended and Restated Trust Agreement dated as of February 29, 2008 by and among the Depositor, the Delaware Trustee and the Eligible Lender Trustee

By:	/s/ Michael G. Ruppel
	Name:	Michael G. Ruppel
	Title:	Vice President

Address for Notices:
12061 Bluemont Way
V3419
Reston, VA 20190
Attn: General Counsel
THE ELIGIBLE LENDER TRUSTEE:

THE BANK OF NEW YORK TRUST COMPANY, N.A., not in its individual capacity but solely in its capacity as Eligible Lender Trustee under the Amended and Restated Trust Agreement dated as of February 29, 2008 by and among the Depositor, the Delaware Trustee and the Eligible Lender Trustee

By:	/s/ Michael G. Ruppel
	Name:	Michael G. Ruppel
	Title:	Vice President

Address for Notices:
10160 Centurion Parkway
Jacksonville, FL 32256
Attn: Michael Ruppel

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THE ADMINISTRATOR: SALLIE MAE, INC.
By:	/s/ Mark W. Daly
	Name:	Mark W. Daly
	Title:	Senior Vice President

Address for Notices:
12061 Bluemont Way
Reston, VA 20190
Attn: Kristy Reineke, Managing Director
Tel: 703-984-6320
kristy.r.reineke@salliemae.com

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THE PAYING AGENT: DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Eileen Hughes
	Name:	Eileen Hughes
	Title:	Vice President

By:	/s/ Michele H.Y. Voon
	Name:	Michele H.Y. Voon
	Title:	Attorney-in-fact

Address for Notices:
60 Wall Street, 26th Floor
New York, NY 10005
Attn: Structured Finance Services/Trust &
Securities Services
With a copy to
25 Deforest Avenue, 2nd Floor
MS-SUM0l-0105
Summit, NJ 07901
Attn: Structured Finance Services/Trust &
Securities Services

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THE SECURITIES INTERMEDIARY: DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Eileen Hughes
	Name:	Eileen Hughes
	Title:	Vice President

By:	/s/ Michele H.Y. Voon
	Name:	Michele H.Y. Voon
	Title:	Attorney-in-fact

Address for Notices:
60 Wall Street, 26th Floor
New York, NY 10005
Attn: Structured Finance Services/Trust &
Securities Services
With a copy to
25 Deforest Avenue, 2nd Floor
MS-Sumol-0/05
Summit, NJ 07901
Attn: Structured Finance Services/Trust &
Securities Services

[SLM UBS Note Purchase Agreement]

THE NOTE PURCHASER: UBS REAL ESTATE SECURITIES INC.
By:	/s/ Shahid Quraishi
	Name:	Shahid Quraishi
	Title:	Managing Director

By:	/s/ Prakash B. Wadhwani
	Name:	Prakash B. Wadhwani
	Title:	Executive Director

Address for Notices:
1285 Avenue of the Americas
New York, NY 10019
Attn: Prakash B. Wadhwani
Tel.: (212) 713-3983
Facsimile: (212) 713-7999
E-mail: prakash.wadhwani@ubs.com
with a copy to:
1285 Avenue of the Americas, 11th Floor
New York, NY 10019
Attn: Melissa Brown
Tel.: (212) 713-1366
Facsimile: (212) 713-1153
E-mail: melissa.brown@ubs.com

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UBS SECURITIES LLC, as Administrative Agent
By:	/s/ Prakash B. Wadhwani
	Name:	Prakash B. Wadhwani
	Title:	Executive Director

By:	/s/ Fahd Basir
	Name:	Fahd Basir
	Title:	Associate Director

UBS Securities LLC
1285 Avenue of the Americas, 11th Floor
New York, NY 10019
Attn: Prakash B. Wadhwani
Tel.: (212) 713-3983
Facsimile: (212) 713-7999
E-mail: prakash.wadhwani@ubs.com
with a copy to:
1285 Avenue of the Americas, 11th Floor
New York, NY 10019
Attn: Melissa Brown
Tel.: (212) 713-1366
Facsimile: (212) 713-1153
E-mail: melissa.brown@ubs.com

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Acknowledged and Agreed
with respect to the last sentence of Section 10.11

SLM EDUCATION CREDIT FINANCE CORPORATION
By:	/s/ Mark L. Heleen
	Name:	Mark L. Heleen
	Title:	Vice President